Exhibit 10.14

EXECUTION VERSION

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT, is entered into as a deed and dated as of May 11, 2007 (as amended, restated, renewed, extended, supplemented or otherwise modified from time to time this “Agreement”), is entered into by and among (1) EDGEN MERGER CO., a Nevada corporation (the “US Term Borrower”) which will be merged with and into the US Borrower (as defined below) upon closing of the transactions contemplated by the Term Loan Credit Agreements (as defined below), (2) EDGEN MURRAY CAYMAN CORPORATION, a Cayman Islands exempted company (the “Cayman Term Borrower”), (3) EDGEN MURRAY CANADA INC., an Alberta company (the “Canadian Revolving Borrower”), (4) EDGEN MURRAY CORPORATION, a Nevada corporation (the “US Borrower”), (5) EDGEN MURRAY EUROPE LIMITED, a company organized under the laws of England and Wales, (the “UK Revolving Borrower” and together with the US Borrower, the US Term Borrower, the Cayman Term Borrower and the Canadian Revolving Borrower, collectively, the “Borrowers”), (6) EDGEN MURRAY II, L.P., a Delaware limited partnership (“Holdings”), (7) Holdings and certain subsidiaries of Holdings as guarantors pursuant to the First Lien Term Loan Credit Agreement (as defined below), which subsidiaries include the U.K. Revolving Borrower in its capacity as a guarantor of the Term Loan Obligations (as defined below) (the “First Lien Term Guarantors”) and the Second Lien Term Loan Credit Agreement (as defined below) (the “Second Lien Term Guarantors” together with the First Lien Term Guarantors, the “Term Guarantors”), (8) Holdings and certain subsidiaries of Holdings as guarantors pursuant to the Revolving Credit Agreement (as defined below), which subsidiaries include the Cayman Term Borrower in its capacity as a guarantor of the Revolving Credit Obligations (as defined below) (the “Revolving Guarantors”, together with the Term Guarantors, the “Subsidiary Guarantors”, and, together with Holdings, the “Guarantors”), (9) JPMORGAN CHASE BANK, N.A., in its capacity as collateral agent for the Revolving Credit Obligations (“U.S. Revolving Collateral Agent”), (10) JPMORGAN CHASE BANK, N.A., TORONTO BRANCH as Canadian collateral agent for the Revolving Credit Obligations (“Canadian Revolving Collateral Agent”), (11) J.P. MORGAN EUROPE LIMITED, as U.K. collateral agent for the Revolving Credit Obligations (“U.K. Revolving Collateral Agent”, and together with U.S. Revolving Collateral Agent, Canadian Revolving Collateral Agent, and any other agents appointed under the Revolving Credit Agreement that bind themselves to the terms of this agreement in a writing reasonably acceptable to the other parties to this agreement and delivered to such other parties and, in each case, their respective successors and assigns from time to time, the “Revolving Credit Collateral Agents”), (12) JPMORGAN CHASE BANK, N.A., in its capacity as U.S. administrative agent for the Revolving Credit Obligations (“U.S. Revolving Administrative Agent”), (13) JPMORGAN CHASE BANK, N.A., TORONTO BRANCH as Canadian administrative agent for the Revolving Credit Obligations (“Canadian Revolving Administrative Agent”), (14) J.P. MORGAN EUROPE LIMITED, as U.K. administrative agent for the Revolving Credit Obligations (“U.K. Revolving Administrative Agent”, and together with U.S. Revolving Administrative Agent and Canadian Revolving Administrative Agent and their respective successors and assigns from time to time, the “Revolving Credit Administrative Agents”), (15) LEHMAN COMMERCIAL PAPER INC., in its capacity as collateral agent (including, in its capacity as UK security trustee and agent) for the First Lien Term Loan Obligations (as defined below) (including its successors and assigns from time to time, the “First Lien Term Loan Collateral Agent”), (16) LEHMAN COMMERCIAL PAPER INC., in its capacity as administrative agent for the First Lien Term Loan Obligations (including its successors and assigns from time to time, the “First Lien Term Loan Administrative Agent”), (17) LEHMAN COMMERCIAL PAPER INC., in its capacity as collateral agent for the Second Lien Term Loan Obligations (as defined below) (including its successors and assigns from time to time, the “Second Lien Term Loan Collateral Agent,” and together with the First Lien Term Loan Collateral Agent, collectively, the “Term Loan Collateral

Agent”) and (18) LEHMAN COMMERCIAL PAPER INC., in its capacity as administrative agent for the Second Lien Term Loan Obligations (including its successors and assigns from time to time, the “Second Lien Term Loan Administrative Agent,” and together with the First Lien Term Loan Administrative Agent, collectively, the “Term Loan Administrative Agent”). Capitalized terms used in this Agreement have the meanings assigned to them in Section 1 below.

RECITALS

A.        The US Borrower, the Canadian Revolving Borrower, the U.K. Revolving Borrower, the Revolving Guarantors, the Revolving Credit Lenders, the Revolving Credit Collateral Agents and the Revolving Credit Administrative Agents have entered into a Credit Agreement, dated as of the date hereof, providing for revolving credit facilities (as amended, restated, supplemented, modified, replaced or refinanced from time to time, the “Revolving Credit Agreement”);

B.        The US Term Borrower, the Cayman Borrower, Holdings, the First Lien Term Loan Lenders, the agents from time to time party thereto and the First Lien Term Loan Collateral Agent have entered into a First Lien Term Loan Credit Agreement dated as of the date hereof providing for a first lien term loan facility (as amended, restated, supplemented, modified, replaced or refinanced from time to time, the “First Lien Term Loan Credit Agreement”);

C.        The US Term Borrower, Holdings, the Second Lien Term Loan Lenders, the agents from time to time party thereto and the Second Lien Term Loan Collateral Agent have entered into a Second Lien Term Loan Credit Agreement dated as of the date hereof providing for a second lien term loan facility (as amended, restated, supplemented, modified, replaced or refinanced from time to time, the “Second Lien Term Loan Credit Agreement”, together with the First Lien Term Loan Credit Agreement, the “Term Loan Credit Agreements”);

D.        The obligations of (i) the US Borrower, the Canadian Revolving Borrower, the UK Revolving Borrower and each Revolving Guarantor under the Revolving Credit Agreement, any Banking Services Agreements and any Revolving Credit Hedge Agreements to the Revolving Credit Claimholders are secured by Liens (as defined below) on the Revolving Credit Primary Collateral (as defined below) of the US Borrower, the Canadian Revolving Borrower, the UK Revolving Borrower and the Revolving Guarantors, (ii) the US Borrower, Holdings and each Term Guarantor under the First Lien Term Loan Credit Agreement and any First Lien Term Loan Hedge Agreements to the First Lien Term Loan Claimholders are secured by Liens (as defined below) on substantially all the assets of the US Borrower, Holdings and each Term Guarantor, and (iii) the US Borrower and each Second Lien Term Guarantor under the Second Lien Term Loan Credit Agreement and any Second Lien Term Loan Hedge Agreements to the Second Lien Term Loan Claimholders are secured by Liens (as defined below) on substantially all the assets of the US Borrower and the Second Lien Term Guarantors;

E.        Pursuant to (i) the Revolving Credit Agreement, the Revolving Guarantors have agreed to guaranty all or portions of the Revolving Credit Obligations (the “Revolving Credit Guaranty”); (ii) the Revolving Credit Agreement, the US Borrower, the Canadian Revolving Borrower, the U.K. Revolving Borrower and the Revolving Guarantors have agreed to cause certain current and future Subsidiaries to agree to guaranty the Revolving Credit Obligations pursuant to the Revolving Credit Guaranty; (iii) each Term Loan Credit Agreement, the applicable Term Guarantors have agreed to guaranty all or portions of the Term Loan Obligations (the “Term Loan Guarantees”); and (iv) each Term Loan Credit Agreement, the US Borrower and the applicable

Term Guarantors have agreed to cause certain current and future Subsidiaries to agree to guaranty the Term Loan Obligations pursuant to the Term Loan Guarantees;

F.        In order to induce (i) the Revolving Credit Collateral Agents and the Revolving Credit Claimholders to enter into the Revolving Credit Agreement, to provide Banking Services and to enter into the Revolving Credit Hedge Agreements, (ii) the First Lien Term Loan Collateral Agent and the First Lien Term Loan Claimholders to enter into the First Lien Term Loan Credit Agreement and to enter into First Lien Term Loan Hedge Agreements, and (iii) the Second Lien Term Loan Collateral Agent and the Second Lien Term Loan Claimholders to enter into the Second Lien Term Loan Credit Agreement and to enter into Second Lien Term Loan Hedge Agreements, the Revolving Credit Collateral Agents and the Revolving Credit Administrative Agents, each on behalf of the Revolving Credit Claimholders, and the Term Loan Collateral Agent and the Term Loan Administrative Agent, each on behalf of the Term Loan Claimholders, have agreed to the relative priority of their respective Liens on the Collateral and certain other rights, priorities and interests as set forth in this Agreement; and

G.        This Agreement is intended to allocate certain rights, benefits and priorities in the Revolving Credit Primary Collateral or any other Collateral between the Revolving Credit Collateral Agents and the Revolving Credit Claimholders on the one hand and the Term Loan Collateral Agent and the Term Claimholders on the other hand. It is understood and agreed that the relative rights, benefits and priorities in the Revolving Credit Primary Collateral or any other Collateral as between the First Lien Term Collateral Agent and the First Lien Term Loan Claimholders and the Second Lien Term Collateral Agent and the Second Lien Term Loan Claimholders are governed by that certain Term Intercreditor Agreement dated as of May 11, 2007 as the same may be amended, modified, supplement or restated from time to time.

AGREEMENT

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.  Definitions.

1.1        Defined Terms.    As used in the Agreement, the following terms shall have the following meanings:

“Access Period” means with respect to each parcel of Real Estate Assets, the period, after the commencement of an Enforcement Period, which begins, with respect to such parcel of Real Estate Assets, on the day that a Revolving Credit Collateral Agent provides the Term Loan Collateral Agent with the notice of its election to request access with respect to such parcel of Real Estate Assets pursuant to Section 3.2(b) below and ends on the earliest of (i) the 180th day after such Revolving Credit Collateral Agent obtains the ability to use, take physical possession of, remove or otherwise control the use or access to the Revolving Credit Primary Collateral located on such Real Estate Asset following Enforcement plus such number of days, if any, after a Revolving Credit Collateral Agent obtains access to such Revolving Credit Primary Collateral that it is stayed or otherwise prohibited by law or court order from exercising remedies with respect to Revolving Credit Primary Collateral located on such Real Estate Asset or (ii) the date on which all or substantially all of the Revolving Credit Primary Collateral located on such Real Estate Asset is sold or liquidated, or (iii) the date on which the Discharge of Revolving Credit Obligations occurs.

“Accounts” means all now present and future “accounts” and “payment intangibles” (in each case, as defined in Article 9 of the UCC).

“Account Agreements” means any lockbox account agreement, pledged account agreement, blocked account agreement, securities account control agreement, armored car agreement, credit card processing agreement or any similar deposit or securities account agreements among the Term Loan Collateral Agent and/or the Revolving Credit Collateral Agent and a Grantor and the relevant service provider, financial institution depository or securities intermediary.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or under common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agents” means the Revolving Credit Collateral Agents and the Term Loan Collateral Agent.

“Agreement” has the meaning assigned to such term in the Preamble to this Agreement.

“Banking Services” means each and any of the following bank services provided to any Grantor by any Revolving Credit Lender or any of its Affiliates:

(a)        commercial credit cards;

(b)        stored value cards; and

(c)        treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts, and interstate or foreign depository network services).

“Banking Services Agreement” means any agreement that evidences any Banking Services Obligations.

“Banking Services Obligations” means any and all obligations of the Grantors, whether absolute or contingent and howsoever and whensoever created, rising, evidenced, or acquired (including all renewals, extensions, modifications thereof, and substitutions therefore) in connection with Banking Services.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors in any applicable jurisdiction.

“Board of Directors” shall mean, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers of such Person, (iii) in the case of any partnership, the board of directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing.

“Borrowers” has the meaning assigned to such term in the Preamble to this Agreement.

“Business Day” means a day other than a Saturday, Sunday or other day on which banks in New York City are authorized or required by law to close.

“Canadian Revolving Borrower” has the meaning assigned to such term in the Preamble to this Agreement.

“Capital Stock” means:

(a)        in the case of a corporation, corporate stock;

(b)        in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(c)        in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests;

(d)        any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets or, the issuing Person; and

(e)        any warrants, options or other rights to acquire any of the foregoing; but excluding from all of the foregoing interests any debt securities which are convertible into or exchangeable for any of the foregoing equity interests, whether or not such debt securities include any right of participation with Capital Stock.

“Capital Stock Collateral” means:

(a)        all of the Capital Stock in any Borrower;

(b)        all of the Capital Stock in any Subsidiary which is directly or indirectly owned by Holdings, any Borrower or any Subsidiary Guarantor;

(c)        Records, “supporting obligations” (as defined in Article 9 of the UCC) and related Letters of Credit, commercial tort claims or other claims and causes of action, in each case, to the extent directly related to the foregoing; provided however, in the event that any such Records, “supporting obligations” and related Letters of Credit, commercial tort claims or other claims and causes of action directly relate to both the Revolving Credit Primary Collateral and the Term Loan Collateral, then only those which primarily relate to the Term Loan Collateral, shall be included in this definition; and

(d)        substitutions, replacements, accessions, products and proceeds (including, without limitation, insurance proceeds, licenses, royalties, income, payments, claims, damages and proceeds of suit) of any or all of the foregoing.

“Chattel Paper” means all now present and future “chattel paper” (as defined in Article 9 of the UCC).

“Claimholders” means the Revolving Credit Claimholders and the Term Loan Claimholders.

“Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, constituting either Revolving Credit Collateral or Term Loan Collateral.

“Copyright Licenses” means any and all present and future agreements (whether or not in writing) providing for the granting of any right in, to or under Copyrights (whether the applicable Grantor is licensee or licensor thereunder).

“Copyrights” means, collectively, with respect to each Grantor, all copyrights (whether statutory or common law, whether established or registered in the United States or any other country or any political subdivision thereof, whether registered or unregistered, whether published or unpublished and, in each case, whether owned by or licensed to such Grantor) and all copyright registrations and applications made by such Grantor, in each case, whether now owned or hereafter created or acquired by or assigned to such Grantor, and all goodwill associated therewith, now existing or hereafter adopted or acquired, together with any and all (i) rights and privileges arising under applicable law with respect to such Grantor’s use of such copyrights, (ii) reissues, renewals, continuations and extensions thereof and amendments thereto, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof.

“Deposit Accounts” means all now present and future “deposit accounts” (as defined in Article 9 of the UCC).

“DIP Financing” has the meaning assigned to that term in Section 6.1.

“DIP Financing Cap Amount” means an aggregate amount of $25,000,000.

“Discharge of Revolving Credit Obligations” means, except to the extent otherwise expressly provided in Section 5.5:

(a)        termination or expiration of all commitments, if any, to extend credit that would constitute Revolving Credit Obligations;

(b)        payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), on all Indebtedness outstanding under the Revolving Credit Documents and constituting Revolving Credit Obligations;

(c)        payment in full in cash of all Hedging Obligations and all Banking Services Obligations constituting Revolving Credit Obligations and the expiration or termination of all Revolving Credit Hedge Agreements and all Banking Services Agreements included in the Revolving Credit Obligations or the cash collateralization of all such Hedging Obligations and Banking Services Obligations on terms satisfactory to each applicable counterparty;

(d)        termination or cash collateralization (in an amount and manner reasonably satisfactory to the Revolving Credit Collateral Agent, but in no event greater than 105% of the aggregate undrawn face amount plus a reasonable reserve amount to protect the Revolving Credit Collateral Agent for potential expenses in respect of any letters of credit that are not terminated) of all letters of credit issued under the Revolving Credit Documents and constituting Revolving Credit Obligations; and

(e)        payment in full in cash of all other Revolving Credit Obligations that are outstanding and unpaid at the time the Indebtedness constituting the Revolving Credit Obligations is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

If a Discharge of Revolving Credit Obligations occurs prior to the termination of this Agreement in accordance with Section 8.2, to the extent that additional Revolving Credit Obligations are incurred or Revolving Credit Obligations are reinstated in accordance with Section 6.4, the Discharge of Revolving Credit Obligations shall (effective upon the incurrence of such additional Revolving Credit Obligations or reinstatement of the Revolving Credit Obligations, as applicable) be deemed to no longer be effective.

“Discharge of Term Loan Obligations” means, except to the extent otherwise expressly provided in Section 5.5:

(a)        termination or expiration of all commitments, if any, to extend credit that would constitute Term Loan Obligations;

(b)        payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), on all Indebtedness outstanding under the Term Loan Documents and constituting Term Loan Obligations;

(c)        payment in full in cash of all Hedging Obligations constituting Term Loan Obligations and the expiration or termination of all Term Loan Hedge Agreements included in the Term Loan Obligations or the cash collateralization of all such Hedging Obligations on terms satisfactory to each applicable counterparty; and

(d)        payment in full in cash of all other Term Loan Obligations that are outstanding and unpaid at the time the Indebtedness constituting such Term Loan Obligations is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

If a Discharge of Term Loan Obligations occurs prior to the termination of this Agreement in accordance with Section 8.2, to the extent that additional Term Loan Obligations are incurred or Term Loan Obligations are reinstated in accordance with Section 6.4, the Discharge of Term Loan Obligations shall (effective upon the incurrence of such additional Term Loan Obligations or reinstatement of such Term Loan Obligations, as applicable) be deemed to no longer be effective.

“Disposition” has the meaning assigned to that term in Section 5.1(b).

“Domestic” means, as to any Person, a Person which is created or organized under the laws of the United States of America, any of its states or the District of Columbia.

“Enforcement” means, collectively or individually for any one or more of the Revolving Credit Collateral Agents and the Term Loan Collateral Agent, when a Revolving Credit Default or a Term Loan Default, as the case may be, has occurred and is continuing, any action taken by such Person to repossess, or exercise any remedies with respect to, any material amount of Collateral or commence the judicial enforcement of any of the rights and remedies with respect to any Collateral under the Revolving Credit Documents, the Term Loan Documents or under any applicable law, but in all cases excluding (i) the demand of the repayment of all the principal amount of any of the Obligations, (ii) the imposition of a default rate or late fee and (iii) the collection and application of, or the delivery of any activation notice with respect to, Accounts or other monies deposited from time to time in Deposit Accounts or Securities Accounts, in each case other than the Net Cash Proceeds Account, against the Revolving Credit Obligations pursuant to the Revolving Credit Documents; provided, however, the foregoing exclusion set forth in this clause (iii) shall immediately cease to apply upon the earlier of (x) a Revolving Credit Collateral Agent’s delivery of written notice to any of the US Borrower, the Canadian Revolving Borrower and the U.K. Revolving Borrower that such exclusion no longer applies, (y) the lapse of fifteen (15) consecutive Business Days after a Revolving Credit Default in which no “Revolving Loans” are made and no “Letters of Credit” are issued (in each case, as defined in the Revolving Credit Agreement), and (z) the termination of the Revolving Commitments pursuant to Article VII (or any other applicable provision) of the Revolving Credit Agreement.

“Enforcement Notice” means a written notice delivered, at a time when a Revolving Credit Default or Term Loan Default, as the case may be, has occurred and is continuing, by a Revolving Credit Collateral Agent or the Term Loan Collateral Agent to the other Agent announcing that an Enforcement Period has commenced and specifying the relevant event of default.

“Enforcement Period” means the period of time following the receipt by either a Revolving Credit Collateral Agent or the Term Loan Collateral Agent, as applicable, of an Enforcement Notice from the other Agent until the first to occur of (i) in the case of an Enforcement Period commenced by a Revolving Credit Collateral Agent, the Discharge of Revolving Credit Obligations, or, in the case of an Enforcement Period commenced by the Term Loan Collateral Agent, the Discharge of Term Loan Obligations, (ii) such Revolving Credit Collateral Agent or the Term Loan Collateral Agent (as applicable) agrees in writing to terminate the Enforcement Period or (iii) the date on which the Revolving Credit Default or the Term Loan Default that was the subject of the Enforcement Notice relating to such Enforcement Period has been cured to the satisfaction of the Revolving Credit Collateral Agent or the Term Loan Collateral Agent, as applicable, or waived in writing in accordance with the terms of the Revolving Credit Agreement or the Term Loan Credit Agreement, as applicable.

“Equipment” means: (i) all “equipment” (as defined in Article 9 of the UCC), (ii) all trade-fixtures, sales displays, lighting, shelving, signage and “fixtures” (as defined in Article 9 of the UCC) and (iii) all accessions or additions thereto, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefore, wherever located and whether now or hereafter existing.

“First Lien Term Loan Administrative Agent” has the meaning assigned to such term in the Preamble to this Agreement.

“First Lien Term Loan Claimholders” means, at any relevant time, the holders of First Lien Term Loan Obligations at that time, including the First Lien Term Loan Lenders, the First Lien Term Loan Administrative Agent and the First Lien Term Loan Collateral Agent, under the First Lien Term Loan Documents.

“First Lien Term Loan Collateral Agent” has the meaning assigned to such term in the Preamble to this Agreement.

“First Lien Term Loan Collateral Documents” means the “Security Documents” as such term is defined in the First Lien Term Loan Credit Agreement, and any other agreement, document or instrument pursuant to which a Lien is granted securing any First Lien Term Loan Obligations or under which rights or remedies with respect to such Liens are governed.

“First Lien Term Loan Credit Agreement” has the meaning assigned to such term in the Recitals to this Agreement.

“First Lien Term Loan Documents” means the First Lien Term Loan Credit Agreement and the “Loan Documents” as such term is defined in the First Lien Term Loan Credit Agreement (excluding the Second Lien Intercreditor Agreement listed therein), and each of the other agreements, documents and instruments providing for or evidencing any other First Lien Term Loan Obligation, and any other document or instrument executed or delivered at any time in connection with any First Lien Term Loan Obligations, including any intercreditor or joinder agreement among holders of First Lien Term Loan Obligations, to the extent such are effective at the relevant time, as each may be amended, supplemented, refunded, deferred, restructured, replaced or refinanced from time to time in whole or in part (whether with the First Lien Term Loan Collateral Agent and the First Lien Term Loan Lenders or other agents and lenders or otherwise), in each case in accordance with the provisions of this Agreement.

“First Lien Term Loan Hedge Agreement” means any Hedge Agreement entered into with a Term Loan Lender Counterparty evidencing Hedging Obligations which constitute First Lien Term Loan Obligations.

“First Lien Term Loan Lenders” means the “Lenders” under and as defined in the First Lien Term Loan Documents.

“First Lien Term Loan Obligations” means the following:

(a)        All Obligations and Hedging Obligations outstanding under the First Lien Term Loan Credit Agreement and the other Term Loan Documents, including First Lien Term Loan Hedge Agreements. “First Lien Term Loan Obligations” shall include all Post-Petition Interest.

(b)        To the extent any payment with respect to any First Lien Term Loan Obligation (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Revolving Credit Claimholders, receiver or similar Person, then the Obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Lien Term Loan Claimholders and the Revolving Credit Claimholders, be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent that any interest, fees, expenses or other charges (including, without limitation, Post-Petition Interest) to be paid pursuant to the Term Loan Documents are disallowed by order of any court, including, without limitation, by order of a court in any Insolvency or Liquidation Proceeding, such interest, fees, expenses and charges (including, without limitation, Post-Petition Interest) shall, as between the First Lien Term Loan Claimholders and the Revolving Credit Claimholders, be deemed to continue to accrue and be added to the amount to be calculated as the “First Lien Term Loan Obligations”.

“General Intangibles” means all present and future “general intangibles” (as defined in Article 9 of the UCC), but excluding “payment intangibles” (as defined in Article 9 of the UCC), Hedge Agreements and Intellectual Property and any rights thereunder.

“Grantors” means any Borrower, Holdings, each Subsidiary Guarantor and each other Person that has or may from time to time hereafter execute and deliver a Security Document as a Person granting a Lien or other interest in its property to secure any of the Obligations.

“Guarantors” has the meaning assigned to such term in the Preamble to this Agreement.

“Hedge Agreement” means any swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies entered into for the purposes of hedging the Borrowers’ exposure to interest or exchange rates, loan credit exchanges, security or currency valuations or commodity prices not for speculative purposes, in each case entered into with a Lender Counterparty.

“Hedging Obligation” of any Person means any Obligation of such Person pursuant to any Hedge Agreement.

“Holdings” has the meaning assigned to such term in the Preamble to this Agreement.

“Indebtedness” means and includes all Obligations that constitute “Loans” within the meaning of any of the Term Loan Credit Agreements or the Revolving Credit Agreement, as applicable.

“Insolvency or Liquidation Proceeding” means:

(a)        any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Grantor;

(b)        any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of its assets;

(c)        any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(d)        any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

“Instruments” means all now present and future “instruments” (as defined in Article 9 of the UCC).

“Intellectual Property” means, collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses.

“Inventory” means all present and future “inventory” (as defined in Article 9 of the UCC) and, in any event, includes, without limitation, all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in any Grantor’s business; the purchaser’s interest in any goods being manufactured pursuant to any contract or other arrangement with a supplier, all goods in transit from suppliers (whether or not evidenced by a document of title) and all goods in which any Grantor has an interest in mass or a joint or other interest or right of any kind; and all goods which are returned to or repossessed by any Grantor, all computer programs embedded in any goods and all accessions thereto and products thereof (in each case, regardless of whether characterized as inventory under the UCC).

“Investment Property” means all “investment property” (as such term is defined in Section 9-102(a)(49) of the New York UCC).

“Lender” means each Term Loan Lender and each Revolving Credit Lender.

“Lender Counterparty” means either a Revolving Credit Lender Counterparty or a Term Loan Lender Counterparty, as applicable.

“Letter of Credit” means any present and future “letter of credit” (as defined in Article 5 of the UCC).

“Letter of Credit Rights” means any “letter-of-credit right” (as defined in Article 9 of the UCC).

“Lien” means, with respect to any property, (a) any mortgage, deed of trust, lien, pledge, claim, charge, assignment, hypothecation, security interest or encumbrance of any kind or any arrangement to provide priority or preference or any filing of any financing statement or any financing change statement under the UCC or any other similar notice of lien under any similar notice or recording statute of any governmental authority, including any easement, right-of-way or other encumbrance on title to real property, in each of the foregoing cases whether voluntary or imposed by law, and any agreement to give any of the foregoing; (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such property; and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Mortgaged Premises” means any real property which shall now or hereafter be subject to a Term Loan Mortgage.

“Net Cash Proceeds Account” means any Deposit Account or Securities Account established by any Grantor which contains only proceeds of the sale of any Term Loan Collateral and which has been identified in writing to the Revolving Credit Collateral Agents as such at the time the proceeds from any such sale of Term Loan Collateral shall be deposited in any such account.

“New Agent” has the meaning assigned to that term in Section 5.5.

“New Debt Notice” has the meaning assigned to that term in Section 5.5.

“Non-Voting Stock” means, with respect to any Person, all Capital Stock in such Person other than Voting Stock.

“Obligations” means all obligations of every nature of each Grantor from time to time owed to any agent or trustee, the Term Loan Claimholders, the Revolving Credit Claimholders or any of them or their respective Affiliates, in each case under the Term Loan Documents or the Revolving Credit Documents, whether for principal, interest or payments for early termination of Hedge Agreements, fees, expenses, indemnification or otherwise and all guarantees of any of the foregoing.

“Patent Licenses” means all present and future agreements providing for the granting of any right in or to Patents (whether the applicable Grantor is licensee or licensor thereunder).

“Patents” means, collectively, with respect to each Grantor, all letters patent issued or assigned to, and all patent applications and registrations made by, such Grantor (whether established or registered or recorded in the United States or any other country or any political subdivision thereof and, in each case, whether owned by or licensed to such Grantor), and all goodwill associated therewith, now existing or hereafter adopted or acquired, together with any and all (i) rights and privileges arising under applicable law with respect to such Grantor’s use of any patents, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof and amendments thereto, and rights to obtain any of the foregoing, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Pledged Collateral” has the meaning set forth in Section 5.4.

“Post-Petition Interest” means all interest, fees, expenses and other charges that, pursuant to any of the Term Loan Credit Agreements or the Revolving Credit Agreement, as applicable, continue to accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest, fees, expenses and other charges are allowed or allowable under Bankruptcy Law or in any such Insolvency or Liquidation Proceeding.

“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Grantor in any real property, including, without limitation, Mortgaged Premises, distribution centers and warehouses and corporate headquarters and administrative offices.

“Records” means all now present and future “records” (as defined in Article 9 of the UCC).

“Recovery” has the meaning set forth in Section 6.4.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Revolving Commitments” means the “Revolving Commitments” as such term is defined in the Revolving Credit Agreement.

“Revolving Credit Administrative Agents” has the meaning assigned to such term in the Preamble to this Agreement.

“Revolving Credit Agreement” has the meaning assigned to such term in the Recitals to this Agreement.

“Revolving Credit Cap Amount” means the sum of $165,000,000 plus an aggregate amount of $25,000,000 which shall be used exclusively for Letters of Credit (as defined in the Revolving Credit Agreement) issued pursuant to Section 2.22(a) of the Revolving Credit Agreement, less the amount of all mandatory prepayments and scheduled repayments of any loans to the extent accompanied by a corresponding reduction in the applicable Revolving Commitments (excluding reductions in sub-facility commitments not accompanied by a corresponding reduction in the applicable Revolving Commitments).

“Revolving Credit Claimholders” means, at any relevant time, the holders of Revolving Credit Obligations at that time, including the Revolving Credit Lenders, the Revolving Credit Administrative Agents and the Revolving Credit Collateral Agents, under the Revolving Credit Documents.

“Revolving Credit Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Revolving Credit Obligations.

“Revolving Credit Collateral Agents” has the meaning assigned to such term in the Preamble of this Agreement.

“Revolving Credit Collateral Documents” means “Security Agreements” as such term is defined in the Revolving Credit Agreement, and any other agreement, document or instrument pursuant to which a Lien is granted securing any Revolving Credit Obligations or under which rights or remedies with respect to such Liens are governed.

“Revolving Credit Default” means an “Event of Default” as such term is defined in the Revolving Credit Agreement.

“Revolving Credit Documents” means (a) the Revolving Credit Agreement and the “Loan Documents” as such term is defined in the Revolving Credit Agreement and (b) each of the other agreements, documents and instruments providing for or evidencing any other Revolving Credit Obligation, and any other document or instrument executed or delivered at any time in connection with any Revolving Credit Obligations, including any intercreditor or joinder agreement among holders of Revolving Credit Obligations to the extent such are effective at the relevant time, as each may be amended, supplemented, refunded, deferred, restructured, replaced or refinanced from time to time in whole or in part (whether with any Revolving Credit Collateral Agent and the

Revolving Credit Lenders or other agents and lenders or otherwise), in each case in accordance with the provisions of this Agreement.

“Revolving Credit Guaranty” has the meaning assigned to such term in the Recitals to this Agreement.

“Revolving Credit Hedge Agreement” means any Hedge Agreement entered into with a Revolving Credit Lender Counterparty evidencing Hedging Obligations which constitute Revolving Credit Obligations.

“Revolving Credit Lender Counterparty” means any Person who at the time such Hedge Agreement was entered into was a Revolving Credit Administrative Agent, a Revolving Credit Lender or an Affiliate of any of the foregoing Persons.

“Revolving Credit Lenders” means the “Lenders” under and as defined in the Revolving Credit Documents.

“Revolving Credit Obligations” means the following:

(a)        All Obligations, Hedging Obligations and Banking Services Obligations outstanding under the Revolving Credit Agreement and the other Revolving Credit Documents, including Revolving Credit Hedge Agreements and Banking Services Agreements. “Revolving Credit Obligations” shall include all Post-Petition Interest.

(b)        To the extent any payment with respect to any Revolving Credit Obligation (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Term Loan Claimholders, receiver or similar Person, then the Obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the Revolving Credit Claimholders and the Term Loan Claimholders, be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent that any interest, fees, expenses or other charges (including, without limitation, Post-Petition Interest) to be paid pursuant to the Revolving Credit Documents are disallowed by order of any court, including, without limitation, by order of a court in any Insolvency or Liquidation Proceeding, such interest, fees, expenses and charges (including, without limitation, Post-Petition Interest) shall, as between the Revolving Credit Claimholders and the Term Loan Claimholders, be deemed to continue to accrue and be added to the amount to be calculated as the “Revolving Credit Obligations.”

(c)        Notwithstanding the foregoing, if the sum of: (1) Loans (as defined in the Revolving Credit Agreement) constituting principal outstanding under the Revolving Credit Agreement and the other Revolving Credit Documents; plus (2) the aggregate face amount of any outstanding letters of credit issued under the Revolving Credit Agreement, is in excess of the Revolving Credit Cap Amount, then only that portion of such Loans (as defined in the Revolving Credit Agreement) and such aggregate face amount of letters of credit equal to the Revolving Credit Cap Amount shall be included in Revolving Credit Obligations and interest, fees and expenses with respect to such Loans (as defined in the Revolving Credit Agreement) and letters of credit shall only constitute Revolving Credit Obligations to the extent related to Indebtedness (as defined in the Revolving Credit Agreement) and face amounts of letters of credit so included in the Revolving Credit Obligations.

“Revolving Credit Primary Collateral” means all now owned or hereafter acquired:

(a)        Accounts (except to the extent relating to the sale of Term Loan Collateral);

(b)        Chattel Paper (except to the extent relating to the sale of Term Loan Collateral);

(c)        Instruments (except: (i) to the extent relating to the sale of Term Loan Collateral and (ii) the Subordinated Intercompany Note as defined in the Term Loan Credit Agreements as in effect on the date of this Agreement);

(d)        Letter of Credit Rights;

(e)        Deposit Accounts and Securities Accounts, in each case other than the Net Cash Proceeds Account, and all other Investment Property (other than Capital Stock Collateral), including all cash, checks and other evidences of payments, marketable securities, securities entitlements, financial assets and other funds held in or on deposit in any of the foregoing;

(f)        Inventory or documents of title, customs receipts, insurance certificates, shipping documents and other written materials related to the purchase or import of any Inventory;

(g)        General Intangibles (other than Intellectual Property and Term Loan General Intangibles) and all rights under Revolving Credit Hedge Agreements and Banking Services Agreements;

(h)        Records, “supporting obligations” (as defined in Article 9 of the UCC) and related Letters of Credit, commercial tort claims or other claims and causes of action, in each case, to the extent directly related to the foregoing; provided however, in the event that any such Records, “supporting obligations” and related Letters of Credit, commercial tort claims or other claims and causes of action directly relate to both the Revolving Credit Primary Collateral and the Term Loan Collateral, then only those which primarily relate to the Revolving Credit Primary Collateral shall be included in this definition; and

(i)        substitutions, replacements, accessions, products and proceeds (including, without limitation, insurance proceeds, licenses, royalties, income, payments, claims, damages and proceeds of suit) of any or all of the foregoing;

provided, however, that to the extent that identifiable proceeds (including lease payments under leases of Equipment) of Term Loan Collateral are deposited or held in any such Deposit Accounts or Securities Accounts, in each case other than the Net Cash Proceeds Account, after an Enforcement Notice, then (as provided in Section 3.4 below) such identifiable proceeds shall be treated as Term Loan Collateral.

“Revolving Guarantors” has the meaning assigned to such term in the Preamble to this Agreement.

“Second Lien Term Loan Administrative Agent” has the meaning assigned to such term in the Preamble to this Agreement.

“Second Lien Term Loan Claimholders” means, at any relevant time, the holders of Second Lien Term Loan Obligations at that time, including the Second Lien Term Loan Lenders, the Second Lien Term Loan Administrative Agent and the Second Lien Term Loan Collateral Agent, under the Second Lien Term Loan Documents.

“Second Lien Term Loan Collateral Agent” has the meaning assigned to such term in the Preamble to this Agreement.

“Second Lien Term Loan Collateral Documents” means the “Security Documents” as such term is defined in the Second Lien Term Loan Credit Agreement, and any other agreement, document or instrument pursuant to which a Lien is granted securing any Second Lien Term Loan Obligations or under which rights or remedies with respect to such Liens are governed.

“Second Lien Term Loan Credit Agreement” has the meaning assigned to such term in the Recitals to this Agreement.

“Second Lien Term Loan Documents” means the Second Lien Term Loan Credit Agreement and the “Loan Documents” as such term is defined in the Second Lien Term Loan Credit Agreement, and each of the other agreements, documents and instruments providing for or evidencing any other Second Lien Term Loan Obligation, and any other document or instrument executed or delivered at any time in connection with any Second Lien Term Loan Obligations, including any intercreditor or joinder agreement among holders of Second Lien Term Loan Obligations, to the extent such are effective at the relevant time, as each may be amended, supplemented, refunded, deferred, restructured, replaced or refinanced from time to time in whole or in part (whether with the Second Term Loan Collateral Agent and the Second Term Loan Lenders or other agents and lenders or otherwise), in each case in accordance with the provisions of this Agreement.

“Second Lien Term Loan Hedge Agreement” means any Hedge Agreement entered into with a Term Loan Lender Counterparty evidencing Hedging Obligations which constitute Second Lien Term Loan Obligations.

“Second Lien Term Loan Lenders” means the “Lenders” under and as defined in the Second Lien Term Loan Documents.

“Second Lien Term Loan Obligations” means the following:

(a)    All Obligations and Hedging Obligations outstanding under the Second Lien Term Loan Credit Agreements and the other Term Loan Documents, including Second Lien Term Loan Hedge Agreements. “Second Lien Term Loan Obligations” shall include all Post-Petition Interest.

(b)    To the extent any payment with respect to any Second Lien Term Loan Obligation (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Revolving Credit Claimholders, receiver or similar Person, then the Obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the Second Lien Term Loan Claimholders and the Revolving Credit Claimholders, be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent that any interest, fees, expenses or other charges (including, without limitation, Post-Petition Interest) to be paid pursuant to the Term Loan Documents are disallowed by order of any court, including, without limitation, by order of a court in any Insolvency or Liquidation Proceeding, such interest, fees, expenses and charges (including, without limitation, Post-Petition Interest) shall, as between the Second Lien Term Loan Claimholders and the Revolving Credit Claimholders, be deemed to continue to accrue and be added to the amount to be calculated as the “Second Lien Term Loan Obligations.”

“Securities Accounts” means all present and future “securities accounts” (as defined in Article 8 of the UCC), including all monies, “uncertificated securities,” and “securities entitlements” (as defined in Article 8 of the UCC) contained therein.

“Security Documents” means this Agreement, and all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by any Borrower or any other Grantor creating (or purporting to create) a Lien upon Collateral in favor of any Revolving Credit Collateral Agent or the Term Loan Collateral Agent, as the case may be, as each may be amended, supplemented, refunded, deferred, restructured, replaced or refinanced from time to time in whole or in part (whether with the Term Loan Administrative Agent, the Term Loan Collateral Agent or the Term Loan Claimholders or any Revolving Credit Administrative Agent, any Revolving Credit Collateral Agent or the Revolving Credit Claimholders, as applicable), in each case in accordance with the provisions of this Agreement.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, (a) any Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, (b) any other corporation, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the voting power of all equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof are, as of such date, owned, controlled or held by the parent and/or one or more subsidiaries of the parent, (c) any partnership (i) the sole general partner or the managing general partner of which is the parent and/or one or more subsidiaries of the parent or (ii) the only general partners of which are the parent and/or one or more subsidiaries of the parent and (d) any other Person that is otherwise controlled by the parent and/or one or more subsidiaries of the parent.

“Subsidiary Guarantors” has the meaning assigned to such term in the Preamble to this Agreement.

“Term Guarantors” has the meaning assigned to such term in the Preamble to this Agreement.

“Term Loan Administrative Agent” has the meaning assigned to such term in the Preamble to this Agreement.

“Term Loan Claimholders” means the First Lien Term Loan Claimholders and the Second Lien Term Loan Claimholders.

“Term Loan Collateral” means all now owned or hereafter acquired Collateral other than the Revolving Credit Primary Collateral, including, without limitation:

(a)        all Accounts, Chattel Paper and Instruments, in each case, solely to the extent relating to the sale of Term Loan Collateral;

(b)        all Equipment;

(c)        all Capital Stock Collateral;

(d)        all Real Estate Assets;

(e)        all documents of title related to Equipment;

(f)        all Intellectual Property;

(g)        all Term Loan General Intangibles and all rights under Term Loan Hedge Agreements;

(h)        the Net Cash Proceeds Account;

(i)        all Records, “supporting obligations” (as defined in Article 9 of the UCC) and related Letters of Credit, commercial tort claims or other claims and causes of action, in each case, to the extent directly related to the foregoing; provided however, in the event that any such Records, “supporting obligations” and related Letters of Credit, commercial tort claims or other claims and causes of action directly relate to both the Revolving Credit Primary Collateral and the Term Loan Collateral, then only those which primarily relate to the Term Loan Collateral shall be included in this definition; and

substitutions, replacements, accessions, products and proceeds (including, without limitation, insurance proceeds, licenses, royalties, income, payments, claims, damages and proceeds of suit) of any or all of the foregoing;

provided, however, that the term “Term Loan Collateral” shall include (as provided in Section 3.4 below) identifiable proceeds (including lease payments under leases of Equipment) of Term Loan Collateral that are deposited or held in any Deposit Accounts or Securities Accounts, in each case other than the Net Cash Proceeds Account, after an Enforcement Notice.

“Term Loan Collateral Agent” has the meaning assigned to such term in the Preamble to this Agreement.

“Term Loan Collateral Documents” means the First Lien Term Loan Collateral Documents and the Second Lien Term Loan Collateral Documents.

“Term Loan Credit Agreements” has the meaning assigned to such term in the Recitals to this Agreement.

“Term Loan Default” means an “Event of Default” as such term is defined in the First Lien Term Loan Credit Agreement and in the Second Lien Term Loan Credit Agreement, as applicable.

“Term Loan Documents” means the First Lien Term Loan Documents and the Second Lien Term Loan Documents.

“Term Loan General Intangibles” means all General Intangibles pertaining to the other items of property included within clauses (a), (b), (c), (d) and (f) of the definition of Term Loan Collateral, including, without limitation, all contingent rights with respect to warranties on Equipment.

“Term Loan Guarantees” has the meaning assigned to such term in the Recitals to this Agreement.

“Term Loan Hedge Agreement” means any First Lien Term Loan Hedge Agreement and any Second Lien Term Loan Hedge Agreement.

“Term Loan Lender Counterparty” means any Person who at the time such Hedge Agreement was entered into was the administrative agent under any of the Term Loan Credit Agreements, a Term Loan Lender or an Affiliate of any of the foregoing Persons.

“Term Loan Lenders” means the First Lien Term Loan Lenders and the Second Lien Term Loan Lenders.

“Term Loan Mortgages” means a collective reference to each mortgage, deed of trust and other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any Term Loan Obligations or under which rights or remedies with respect to any such Liens are governed.

“Term Loan Obligations” means the First Lien Term Loan Obligations and the Second Lien Term Loan Obligations.

“Term Loan Standstill Period” has the meaning set forth in Section 3.1(a)(1).

“Trademark Licenses” means any and all present and future agreements providing for the granting of any right in or to Trademarks (whether such Grantor is licensee or licensor thereunder).

“Trademarks” means, collectively, with respect to each Grantor, all trademarks, service marks, slogans, logos, certification marks, trade dress, uniform resource locations (URLs), domain names, corporate names, trade names and other source or business identifiers, whether registered or unregistered, owned by or assigned to such Grantor and all registrations and applications for the foregoing (whether statutory or common law, whether established or registered in the United States, any State thereof, or any other country or any political subdivision thereof and, in each case, whether owned by or licensed to such Grantor), and all goodwill associated therewith, now existing or hereafter adopted or acquired, together with any and all (i) rights and privileges arising under applicable law with respect to such Grantor’s use of any trademarks, (ii) reissues, continuations, extensions and renewals thereof and amendments thereto, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present and future infringements thereof.

“UCC” means the Uniform Commercial Code as in effect from time to time (except as otherwise specified) in any applicable state or jurisdiction.

“UK Revolving Borrower” has the meaning assigned to such term in the Preamble to this Agreement.

“US Borrower” has the meaning assigned to such term in the Preamble to this Agreement.

“Voting Stock” means, with respect to any Person, any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of such Person.

1.2        Terms Generally.    The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise:

(a)        any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented, modified, renewed or extended;

(b)        any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns;

(c)        the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(d)        all references herein to Sections shall be construed to refer to Sections of this Agreement;

(e)        all references to terms defined in the New York UCC shall have the meaning ascribed to them therein (unless otherwise specifically defined herein); and

(f)        the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

1.3        Effect as a Deed.    This Agreement is intended to take effect as a deed notwithstanding the fact that a party may only execute this Agreement under hand.

SECTION 2.  Lien Priorities.

2.1        Relative Priorities.    Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Revolving Credit Obligations granted on the Revolving Credit Primary Collateral or of any Liens securing the Term Loan Obligations granted on the Revolving Credit Primary Collateral and notwithstanding any provision of any UCC, or any other applicable law or the Revolving Credit Documents or the Term Loan Documents or any defect or deficiencies in, or failure to perfect, such Liens securing the Revolving Credit Obligations or the Term Loan Obligations or any other circumstance whatsoever, each Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders and the Term Loan Collateral Agent, on behalf of itself and the Term Loan Claimholders, each hereby agree that any Lien of any Revolving Credit Collateral Agent on the Revolving Credit Primary Collateral, whether now or hereafter held by or on behalf of any Revolving Credit Collateral Agent or any Revolving Credit Claimholder or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to all Liens on the Revolving Credit Primary Collateral securing any Term Loan Obligations.

2.2        Each Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders, acknowledges that it does not have and, prior to the Discharge of the Term Loan Obligations, shall not have a Lien on the Term Loan Collateral. If for any reason any Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders, obtains a Lien on the Term Loan Collateral, any Lien of the Term Collateral Agent on the Term Loan Collateral, whether now or hereafter held by or on behalf of the Term Loan Collateral Agent or any Term Loan Claimholder or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to all Liens on the Term Loan Collateral securing any Revolving Credit Obligations.

2.3        Prohibition on Contesting Liens.    Each Revolving Credit Collateral Agent, the Revolving Credit Claimholders, the Term Loan Collateral Agent, and the Term Loan Claimholders, each agree that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the Revolving Credit Claimholders or any of the Term Loan Claimholders in all or any part of the Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Revolving Credit Collateral Agent, any Revolving Credit Claimholder, the Term Loan Collateral Agent or any Term Loan Claimholder to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the Obligations as provided in Sections 2.1 and 3.1.

SECTION 3.  Enforcement.

3.1        Exercise of Remedies – Restrictions on the Term Loan Collateral Agent and the Term Loan Claimholders.

(a)        Until the Discharge of Revolving Credit Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the Term Loan Collateral Agent and the Term Loan Claimholders:

(1)        will not exercise or seek to exercise any rights or remedies with respect to any Revolving Credit Primary Collateral (including the exercise of any right of setoff or any right under any Account Agreement, landlord waiver, landlord access agreement, collateral access agreement or bailee’s letter or similar agreement or arrangement to which the Term Loan Collateral Agent or any Term Loan Claimholder is a party) or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure); provided, however, that the Term Loan Collateral Agent may exercise any or all such other rights or remedies after the passage of a period of at least 180 days has elapsed since the earlier of: (i) the date of the commencement of any Insolvency or Liquidation Proceeding by or against any Grantor that has not been dismissed, and (ii) the date on which the Revolving Credit Collateral Agents receive notice from either the First Lien Term Loan Collateral Agent or the Second Lien Term Loan Collateral Agent that such Agent has declared the existence of a Term Loan Default and demanded the repayment of all the principal amount of any Term Loan Obligations for which such Agent is the agent (the “Term Loan Standstill Period”); provided, further, however, that notwithstanding anything herein to the contrary, in no event shall the Term Loan Collateral Agent or any Term Loan Claimholder exercise any rights or remedies with respect to the Revolving Credit Primary Collateral if, notwithstanding the expiration of the Term Loan Standstill Period, any Revolving Credit Collateral Agent or the Revolving Credit Claimholders shall have commenced and be diligently pursuing the exercise of their rights or remedies with respect to all or any material portion of such Revolving Credit Primary Collateral (prompt notice of such exercise to be given to the Term Loan Collateral Agent);

(2)        will not contest, protest or object to any foreclosure or other proceeding or action brought by any Revolving Credit Collateral Agent or any Revolving Credit Claimholder or any other exercise by any Revolving Credit Collateral Agent or any Revolving Credit Claimholder of any rights and remedies relating to the Revolving Credit Primary Collateral, whether under the Revolving Credit Documents or otherwise; and

(3)        subject to their rights under clause (a)(1) above and except as may be permitted in Section 3.1(c), will not object to or challenge the forbearance by any Revolving Credit Collateral Agent or any Revolving Credit Claimholder from bringing or pursuing any Enforcement;

provided, however, that, in the case of (1), (2) and (3) above, the Liens (if any) granted to secure the Term Loan Obligations of the Term Loan Claimholders shall attach to any proceeds resulting from actions taken by any Revolving Credit Collateral Agent or any Revolving Credit Claimholder in accordance with this Agreement after application of such proceeds to the extent necessary to meet the requirements of a Discharge of Revolving Credit Obligations.

(b)        Until the Discharge of Revolving Credit Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the Revolving Credit Collateral Agents and the Revolving Credit Claimholders shall have the right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and, in connection therewith make determinations regarding the release, disposition, or restrictions with respect to the Revolving Credit Primary Collateral without any consultation with, interference by (provided that any action permitted under this Agreement shall not constitute an interference) or the consent of the Term Loan Collateral Agent or any Term Loan Claimholder (including voluntary Dispositions of Revolving Credit Primary Collateral by the respective Grantors after a Revolving Credit Default); provided, however, that the Lien (if any) securing the Term Loan Obligations shall remain on the proceeds (other than those applied to the Revolving Credit Obligations) of such Revolving Credit Primary Collateral released or disposed of subject to the relative priorities described in Section 2. In exercising rights and remedies with respect to the Revolving Credit Primary Collateral, the Revolving Credit Collateral Agents and the Revolving Credit Claimholders may enforce the provisions of the Revolving Credit Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion and without interference by the Term Loan Collateral Agent or the Term Loan Claimholders (provided that any action permitted under this Agreement shall not constitute an interference). Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of the Revolving Credit Primary Collateral, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under the Bankruptcy Laws or other laws of any applicable jurisdiction.

(c)        Notwithstanding the foregoing, the Term Loan Collateral Agent and any Term Loan Claimholder may:

(1)        file one or more claims or statements of interest with respect to the Term Loan Obligations of any Grantor; provided that an Insolvency or Liquidation Proceeding has been commenced by or against such Grantor;

(2)        take any action (not adverse to the priority status of the Liens on the Revolving Credit Primary Collateral, or the rights of any Revolving Credit Collateral Agent or any of the Revolving Credit Claimholders to exercise remedies in respect thereof) in order to create, perfect, preserve or protect its Lien on any of the Collateral;

(3)        file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Term Loan Claimholders, including any claims secured by the Revolving Credit Primary Collateral, if any, in each case in accordance with the terms of this Agreement;

(4)        in any Insolvency or Liquidation Proceeding, file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either Bankruptcy Law or applicable non-bankruptcy law, in each case not prohibited by the terms of this Agreement;

(5)        in any Insolvency or Liquidation Proceeding, vote on any plan of reorganization with respect to the Term Loan Collateral;

(6)        exercise any of its rights or remedies with respect to any of the Revolving Credit Primary Collateral after the termination of the Term Loan Standstill Period to the extent permitted by Section 3.1(a)(1); and

(7)        make a cash bid on all or any portion of the Revolving Credit Primary Collateral in any foreclosure proceeding or action.

The Term Loan Collateral Agent, on behalf of itself and the Term Loan Claimholders, agrees that it will not take or receive any Revolving Credit Primary Collateral or any proceeds of such Revolving Credit Primary Collateral in connection with the exercise of any right or remedy (including set-off) with respect to any such Revolving Credit Primary Collateral in its capacity as a creditor in violation of this Agreement. Without limiting the generality of the foregoing, unless and until the Discharge of Revolving Credit Obligations has occurred, except as expressly provided in Sections 3.1(a), 6.3(c)(1) and this Section 3.1(c), the sole right of the Term Loan Collateral Agent and the Term Loan Claimholders with respect to the Revolving Credit Primary Collateral is to hold a Lien (if any) on such Revolving Credit Primary Collateral pursuant to the applicable Term Loan Collateral Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Revolving Credit Obligations has occurred.

(d)        Subject to Sections 3.1(a) and (c) and Section 6.3(c)(1):

(1)        the Term Loan Collateral Agent, for itself and on behalf of the Term Loan Claimholders, agrees that the Term Loan Collateral Agent and the Term Loan Claimholders will not take any action with respect to the Revolving Credit Primary Collateral that would hinder any exercise of remedies by any Revolving Credit Collateral Agent under the Revolving Credit Documents or that is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the Revolving Credit Primary Collateral, whether by foreclosure or otherwise;

(2)        the Term Loan Collateral Agent, for itself and on behalf of the Term Loan Claimholders, hereby waives any and all rights the Term Loan Collateral Agent or the Term Loan Claimholders, as applicable, may have as a junior lien creditor with respect to the Revolving Credit Primary Collateral or otherwise to object to the manner in which any Revolving Credit Collateral Agent or the Revolving Credit Claimholders seek to enforce or collect the Revolving Credit Obligations or the Liens securing the Revolving Credit Obligations granted in any of the Revolving Credit Documents or undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of any Revolving Credit Collateral Agent or the Revolving Credit Claimholders is adverse to the interest of the Term Loan Claimholders; and

(3)        the Term Loan Collateral Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Term Loan Collateral Documents or any other Term Loan Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of any Revolving Credit Collateral Agent or the Revolving Credit Claimholders with respect to the enforcement of the Liens on the Revolving Credit Primary Collateral as set forth in this Agreement and the Revolving Credit Documents.

(e)        Except as otherwise specifically set forth in Sections 3.1(a) and (c), the Term Loan Collateral Agent and the Term Loan Claimholders may exercise rights and remedies as unsecured creditors against any Grantor that has guaranteed or granted Liens to secure the Term Loan Obligations, and the Term Loan Collateral Agent may exercise rights and remedies with respect to the Term Loan Collateral, in each case, in accordance with the terms of the Term Loan Documents and applicable law; provided, however, that in the event that the Term Loan Collateral Agent or any Term Loan Claimholder becomes a judgment Lien creditor in respect of Revolving Credit Primary Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Term Loan Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Revolving Credit Obligations) as the other Liens securing the Term Loan Obligations are subject to this Agreement.

(f)        Nothing in this Agreement shall prohibit the receipt by the Term Loan Collateral Agent or any Term Loan Claimholder of the required payments of interest, principal and other amounts owed in respect of the Term Loan Obligations, so long as such receipt is not the direct or indirect result of the exercise by the Term Loan Collateral Agent or any Term Loan Claimholder of rights or remedies as a secured creditor in respect of the Revolving Credit Primary Collateral (including set-off) or enforcement in contravention of this Agreement of any Lien held by any of them. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies any Revolving Credit Collateral Agent or the Revolving Credit Claimholders may have against the Grantors under the Revolving Credit Documents.

3.2        Exercise of Remedies – Collateral Access Rights.

(a)        Each Revolving Credit Collateral Agent and the Term Loan Collateral Agent agrees not to commence Enforcement until the earlier of the date on which (i) an Enforcement Notice has been given to the other Agent, and (ii) any Insolvency or Liquidation Proceeding is commenced by or against any Grantor that has not been dismissed.

(b)        If either the First Lien Term Loan Collateral Agent or the Second Lien Term Loan Collateral Agent, or any agent or representative of such First Lien Term Loan Collateral Agent or the Second Lien Term Loan Collateral Agent, or any third party pursuant to any Enforcement undertaken by such First Lien Term Loan Collateral Agent or the Second Lien Term Loan Collateral Agent, or any receiver, shall obtain possession or physical control of any of the Real Estate Assets, such First Lien Term Loan Collateral Agent or the Second Lien Term Loan Collateral Agent or, if applicable, any such third party (at such address to be provided by such First Lien Term Loan Collateral Agent or the Second Lien Term Loan Collateral Agent in connection with the applicable Enforcement) shall promptly notify the Revolving Credit Collateral Agents of that fact and any of the Revolving Credit Collateral Agents shall, within ten (10) Business Days thereafter, notify such First Lien Term Loan Collateral Agent or the Second Lien Term Loan Collateral Agent as to whether such Revolving Credit Collateral Agent desires to exercise access rights under this Agreement, at which time the parties shall confer in good faith to coordinate with respect to such Revolving Credit Collateral Agent’s exercise of such access rights. Access rights may apply to differing parcels of Real Estate Assets at differing times, in which case, a differing Access Period may apply to each such property.

(c)        Upon delivery of notice to the Term Loan Collateral Agent as provided in Section 3.2(b), the Access Period shall commence for the subject parcel of Real Estate Assets. During the Access Period or for any period prior to an Access Period when any Revolving Credit Collateral Agent may have had access and/or use of any Term Loan Collateral (e.g. pursuant to access granted by a landlord of any Real Estate Asset), such Revolving Credit Collateral Agent and its agents, representatives and designees shall have a non-exclusive right to have access to, and a rent free right to use, the Term Loan Collateral for the purpose of arranging for and effecting the sale or disposition of Revolving Credit Primary Collateral, including the production, completion, packaging, shipping and other preparation of such Revolving Credit Primary Collateral for sale or disposition. During any such Access Period (or period prior to an Access Period), such Revolving Credit Collateral Agent and its representatives (and persons employed on their behalf), may continue to operate, service, maintain, process and sell the Revolving Credit Primary Collateral, as well as to engage in bulk sales or other liquidations of Revolving Credit Primary Collateral. Such Revolving Credit Collateral Agent shall take proper care of any Term Loan Collateral that is used by such Revolving Credit Collateral Agent during the Access Period and repair and replace any damage (ordinary wear-and-tear excepted) caused by such Revolving Credit Collateral Agent or its agents, representatives or designees and such Revolving Credit Collateral Agent shall comply with all applicable laws in connection with its use or occupancy of the Term Loan Collateral. Such Revolving Credit Collateral Agent and the Revolving Credit Claimholders shall indemnify and hold harmless the Term Loan Collateral Agent and the Term Loan Claimholders for any injury or damage to Persons or property caused by the acts or omissions of Persons under its control. The Revolving Credit Collateral Agents and the Term Loan Collateral Agent shall cooperate and use reasonable efforts to ensure that their activities during the Access Period as described above do not interfere materially with the activities of the other as described above, including the right of the Term Loan Collateral Agent to commence foreclosure of the Term Loan Mortgages or to show the Term Loan Collateral to prospective purchasers and to ready the Term Loan Collateral for sale.

(d)        If the First Lien Term Loan Collateral Agent or the Second Lien Term Loan Collateral Agent shall foreclose or otherwise sell any of the Term Loan Collateral, such First Lien Term Loan Collateral Agent or the Second Lien Term Loan Collateral Agent will notify the buyer thereof of the existence of this Agreement and that the buyer is acquiring such Term Loan Collateral subject to the terms of this Agreement.

(e)        The Grantors hereby agree with the Term Loan Collateral Agent and the Revolving Credit Collateral Agents that the Revolving Credit Collateral Agents shall have access, during the Access Period, as described herein and each such Grantor that owns any of the Mortgaged Premises grants a non-exclusive easement in gross over its property to permit the uses by the Revolving Credit Collateral Agents contemplated by this Section 3.2. The Term Loan Collateral Agent consents to such easement and to the recordation of a collateral access easement agreement, in form and substance reasonably acceptable to the Term Loan Collateral Agent, in the relevant real estate records with respect to each parcel of real property that is now or hereafter subject to a Term Loan Mortgage. Each Revolving Credit Collateral Agent agrees that upon either a Discharge of Revolving Credit Obligations or the expiration of the final Access Period with respect to any parcel of real property covered by a Term Loan Mortgage, it shall, upon request, execute and deliver to the Term Loan Collateral Agent such documentation, in recordable form, as may reasonably be requested to terminate any and all rights with respect to such parcel of real property covered by a Term Loan Mortgage.

3.3        Exercise of Remedies – Intellectual Property Rights/Access to Information/Use of Equipment.

(a)        The Term Loan Collateral Agent hereby grants (to the full extent of its rights and interests) each Revolving Credit Collateral Agent and each of its respective agents, representatives and designees a royalty free, rent free license and lease to use all of the Term Loan Collateral exclusive of Intellectual Property (covered in clause (b) below) but including any computer or other data processing Equipment to conduct sales or distribution activities on the Real Estate Assets during any Enforcement Period, to collect all Accounts or amounts owing under Instruments or Chattel Paper, to copy, use or preserve any and all information relating to any of the Collateral, and to complete the manufacture, packaging and sale of Inventory; provided, however, the royalty free, rent free license and lease granted in this clause (a) with respect to Equipment shall immediately expire upon the sale, lease, transfer or other disposition of such Equipment.

(b)        The Term Loan Collateral Agent hereby grants (to the full extent of its rights and interests) each Revolving Credit Collateral Agent and each of its respective agents, representatives and designees solely during the Enforcement Period, (A) a nonexclusive, royalty free, worldwide license or sublicense (subject to the terms of the underlying license) to use all of the Term Loan Collateral constituting Intellectual Property to the extent necessary or reasonably helpful to collect all Accounts or amounts owing with respect to any Revolving Credit Primary Collateral and to complete the manufacture, packaging and sale of Inventory and (B) a nonexclusive, royalty free, worldwide license or sublicense (subject to the terms of the underlying license) (which will be binding on any successor or assignee of the Intellectual Property) to use any and all Intellectual Property in connection with its Enforcement; provided, however, that on and after the 30th day following the termination of the Access Period with respect to the Real Estate Assets, such Revolving Credit Collateral Agent, during the term of the above licenses, shall use any Trademarks of such licensed Intellectual Property solely in connection with (x) goods or services which such Revolving Credit Collateral Agent in good faith reasonably believes to be in all material respects of at least the same level of quality offered by, and in a manner in which such Revolving Credit Collateral Agent in good faith reasonably believes to be in all material respects consistent with the practices of, one or more Grantors as of the date of the Enforcement Notice or (y) the disposition of damaged, obsolete or second-quality goods which dispositions such Revolving Credit Collateral Agent in good faith reasonably believes will not materially diminish the distinctiveness and quality characteristics associated with such Intellectual Property or the validity thereof (it being understood and agreed that each Revolving Credit Collateral Agent and each of its respective agents, representatives and designees shall comply in all material respects with all laws pertaining to its use of Intellectual Property described hereunder, including notice requirements).

3.4        Exercise of Remedies – Notice; Set Off and Tracing of and Priorities in Proceeds.

(a)        With respect to the Term Loan Collateral consisting of Equipment and Real Estate Assets only, the Term Loan Collateral Agent shall provide not less than ten (10) days notice to the Revolving Credit Collateral Agents prior to any Enforcement of such Term Loan Collateral.

(b)        The Revolving Credit Collateral Agents, the Revolving Credit Claimholders, the Term Loan Collateral Agent and the Term Loan Claimholders each agree that, prior to an issuance of an Enforcement Notice, any proceeds of Collateral, whether or not deposited under Account Agreements, which are used by any Grantor to acquire other property which is Collateral shall not (as among the Revolving Credit Collateral Agents, the Revolving Credit Claimholders, the Term Loan Collateral Agent and the Term Loan Claimholders) be treated as proceeds of Collateral for purposes of determining the relative priorities in the Collateral which was so acquired. The Revolving Credit Collateral Agents, the Revolving Credit Claimholders, the Term Loan Collateral Agent and the Term Loan Claimholders each agree that after an issuance of an Enforcement Notice, each such Person shall cooperate in good faith to identify the proceeds of the Revolving Credit Primary Collateral and the Term Loan Collateral, as the case may be (it being agreed that after an issuance of an Enforcement Notice, unless any Revolving Credit Collateral Agent has actual knowledge to the contrary, all funds deposited under Account Agreements and then applied to the Revolving Credit Obligations shall be presumed to be Revolving Credit Primary Collateral (a presumption that can be rebutted by the Term Loan Collateral Agent only by evidence presented to such Revolving Credit Collateral Agent within thirty (30) Business Days after such application; provided, however, that neither any Revolving Credit Claimholder nor any Term Loan Claimholder shall be liable or in any way responsible for any claims or damages from conversion of the Revolving Credit Primary Collateral or the Term Loan Collateral, as the case may be (it being understood and agreed that (A) the only obligation of any Revolving Credit Claimholder is to pay over to the Term Loan Collateral Agent, in the same form as received, with any necessary endorsements, all proceeds that such Revolving Credit Claimholder received that have been identified as proceeds of the Term Loan Collateral and (B) the only obligation of any Term Loan Claimholder is to pay over to a Revolving Credit Collateral Agent, in the same form as received, with any necessary endorsements, all proceeds that such Term Loan Claimholder received that have been identified as proceeds of the Revolving Credit Primary Collateral). Each of the Revolving Credit Collateral Agents and the Term Loan Collateral Agent may request from the other an accounting of the identification of the proceeds of Collateral (and such Revolving Credit Collateral Agent and the Term Loan Collateral Agent, as the case may, upon which such request is made shall deliver such accounting reasonably promptly after such request is made).

SECTION 4.  Payments.

4.1        Application of Proceeds.    Subject to the provisions of Section 6.5 hereof, so long as the Discharge of Revolving Credit Obligations has not occurred, whether or not any

Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, all Revolving Credit Primary Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Revolving Credit Primary Collateral upon the exercise of remedies by any Revolving Credit Collateral Agent or the Revolving Credit Claimholders, shall be applied by such Revolving Credit Collateral Agent to the Revolving Credit Obligations in such order as specified in the relevant Revolving Credit Documents. Upon the Discharge of Revolving Credit Obligations, each Revolving Credit Collateral Agent shall deliver to the Term Loan Collateral Agent any Collateral and proceeds of Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Term Loan Collateral Agent to the Term Loan Obligations in such order as specified in the Term Loan Documents.

4.2        Payments Over in Violation of Agreement.    Unless and until the Discharge of Revolving Credit Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, any Collateral or proceeds thereof received by the Term Loan Collateral Agent or any Term Loan Claimholder in connection with the exercise of any right or remedy (including set-off) relating to the Revolving Credit Primary Collateral in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the Revolving Credit Collateral Agents for the benefit of the Revolving Credit Claimholders in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct.

SECTION 5.  Other Agreements.

5.1        Releases.

(a)        If in connection with the exercise of any Revolving Credit Collateral Agent’s remedies in respect of any Revolving Credit Primary Collateral as provided for in Section 3.1, such Revolving Credit Collateral Agent, for itself and/or on behalf of any of the Revolving Credit Claimholders, releases any of its Liens on any part of the Revolving Credit Primary Collateral, then the Liens, if any, of the Term Loan Collateral Agent, for itself and/or for the benefit of the Term Loan Claimholders, on the Revolving Credit Primary Collateral sold or disposed of in connection with such exercise, shall be automatically, unconditionally and simultaneously released. The Term Loan Collateral Agent, for itself and/or on behalf of any such Term Loan Claimholders, promptly shall execute and deliver to such Revolving Credit Collateral Agent or such Grantor such termination statements, releases and other documents as such Revolving Credit Collateral Agent or such Grantor may request to effectively confirm such release.

(b)        If in connection with any sale, lease, exchange, transfer or other disposition of any Revolving Credit Primary Collateral (collectively, a “Disposition”) permitted under the terms of the Revolving Credit Documents (including voluntary Dispositions of Revolving Credit Primary Collateral by the respective Grantors after a Revolving Credit Default) (other than in connection with the exercise of any Revolving Credit Collateral Agent’s rights and remedies in respect of the Revolving Credit Primary Collateral as provided for in Sections 3.1), any Revolving Credit Collateral Agent, for itself and/or on behalf of any of the Revolving Credit Claimholders, releases any of its Liens on any part of the Revolving Credit Primary Collateral, in each case, other than (A) in connection with the Discharge of Revolving Credit Obligations, (B) after the occurrence and during the continuance of a Term Loan Default of which the Revolving Credit Collateral Agent has been given notice, unless (x) the Term Loan Collateral Agent for itself and/or on behalf of the Term Loan Claimholders, consents to such Disposition it being understood and agreed that if the Term Loan Collateral Agent fails to object to any request by any Revolving Credit Collateral Agent that the Term Loan Collateral Agent, for itself and/or on behalf of any such Term Loan Claimholders, releases its security interest in connection with a Disposition under this Section 5.1(b) by the close of business on the fifth Business Day following any such request the Term Loan Collateral Agent shall be deemed to have consented to such request or (y) such sale is otherwise permitted under the Term Loan Documents as in effect on the date hereof, or (C) after the occurrence and during the continuance of a Revolving Credit Default or a Term Loan Default if, in either case, all of the net proceeds received in connection with such Disposition are not applied to the Revolving Credit Obligations, then, in each case, the Liens, if any, of the Term Loan Collateral Agent, for itself and/or for the benefit of the Term Loan Claimholders, on such Revolving Credit Primary Collateral shall be automatically, unconditionally and simultaneously released. The Term Loan Collateral Agent for itself and/or on behalf of any such Term Loan Claimholders promptly shall execute and deliver to such Revolving Credit Collateral Agent or such Grantor such termination statements, releases and other documents as such Revolving Credit Collateral Agent or such Grantor may request to effectively confirm such release. The Term Loan Collateral Agent, for itself and/or on behalf of any such Term Loan Claimholders, hereby agrees to consent to any request by any Revolving Credit Collateral Agent that the Term Loan Collateral Agent, for itself and/or on behalf of any such Term Loan Claimholders, releases its security interest in connection with a Disposition under this Section 5.1(b), if such Disposition occurs after the occurrence and during the continuance of a Term Loan Default, and such Disposition is commercially reasonable.

(c)        Until the Discharge of Revolving Credit Obligations shall occur, the Term Loan Collateral Agent, for itself and/or on behalf of the Term Loan Claimholders, hereby irrevocably constitutes and appoints each Revolving Credit Collateral Agent and any of its officers or agents, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Term Loan Collateral Agent or such Term Loan Claimholder, whether in such Revolving Credit Collateral Agent’s name or, at the option of such Revolving Credit Collateral Agent, in the Term Loan Collateral Agent’s or any Term Loan Claimholder’s own name, from time to time in such Revolving Credit Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release.

5.2        Insurance.

(a)        Unless and until the Discharge of Revolving Credit Obligations has occurred, subject to the terms of, and the rights of the Grantors under, the Revolving Credit Documents, (i) the Revolving Credit Collateral Agents and the Revolving Credit Claimholders shall have the sole and exclusive right to adjust settlement for any insurance policy covering the Revolving Credit Primary Collateral or the Liens with respect thereto in the event of any loss thereunder or with respect thereto and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting such Revolving Credit Primary Collateral; (ii) all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect to such Revolving Credit Primary Collateral and to the extent required by the Revolving Credit Documents shall be paid to the Revolving Credit Collateral Agents for the benefit of the Revolving Credit Claimholders pursuant to the terms of the Revolving Credit Documents (including, without limitation, for purposes of cash collateralization of letters of credit) and thereafter, to the extent no Revolving Credit Obligations which were secured by such Revolving Credit Primary Collateral are outstanding, and subject to the terms of, and the rights of the Grantors under, the Term Loan Documents, to the Term Loan Collateral Agent for the benefit of the Term Loan Claimholders to the extent required under the Term Loan Collateral Documents and then, to the extent no Term Loan Obligations which were secured by such Revolving Credit

Primary Collateral are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct, and (iii) if the Term Loan Collateral Agent or any Term Loan Claimholder shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such proceeds over to the Revolving Credit Collateral Agents in accordance with the terms of Section 4.2. The Term Loan Collateral Agent shall have the sole and exclusive right to settle and adjust any insurance policy to the extent relating to the Term Loan Collateral.

(b)        To effectuate the foregoing, the Revolving Credit Collateral Agents and the Term Loan Collateral Agent shall each receive separate lender’s loss payable endorsements naming themselves as loss payee and additional insured, as their interests may appear, with respect to policies which insure Collateral hereunder. To the extent any proceeds are received for business interruption or for any liability or indemnification and those proceeds are not compensation for a casualty loss with respect to the Term Loan Collateral, such proceeds shall first be applied to repay the Revolving Credit Obligations and then be applied, to the extent required by the Term Loan Documents, to the Term Loan Obligations.

5.3        Amendments to Revolving Credit Documents and Term Loan Documents; Refinancing; Legending Provisions.

(a)        The Revolving Credit Documents and the Term Loan Documents may be amended, supplemented or otherwise modified, in each case, in accordance with the terms of both the Revolving Credit Documents and the Term Loan Documents, and the Revolving Credit Obligations and Term Loan Obligations may be Refinanced, in each case, without notice to, or the consent (except to the extent a consent is required to permit the Refinancing transaction under any Revolving Credit Document or any Term Loan Document) of the Revolving Credit Claimholders or the Term Loan Claimholders, as the case may be, all without affecting the Lien subordination or other provisions of this Agreement; provided, however, that the holders of such Refinancing debt bind themselves in a writing reasonably acceptable to the Revolving Credit Collateral Agents and the Term Loan Collateral Agent and addressed to the Revolving Credit Collateral Agents or the Term Loan Collateral Agent, as the case may be, to the terms of this Agreement and any such amendment, supplement, modification or Refinancing shall be in accordance with the provisions of both the Revolving Credit Documents and the Term Loan Documents.

(b)        Each Grantor agrees that each promissory note evidencing the Term Loan Obligations, as applicable, and each security agreement, pledge agreement and mortgage that is a Term Loan Collateral Document, as the case may be, shall include the following language (or language to similar effect approved by the Revolving Credit Collateral Agents):

“Notwithstanding anything herein to the contrary, the lien and security interest in certain Collateral granted to the [the Term Loan Collateral Agent or other Person, as applicable] pursuant to this Agreement and the exercise of any right or remedy by the [the Term Loan Collateral Agent or other Person, as applicable] in respect of such Collateral hereunder are subject to the provisions of the Intercreditor Agreement, dated as of May 11, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among (1) EDGEN MERGER CO., a Nevada corporation, (2) EDGEN MURRAY CANADA INC., an Alberta company, (3) EDGEN MURRAY CAYMAN CORPORATION, a Cayman Islands exempted company, (4)

Edgen Murray Corporation, a Nevada corporation, (5) Edgen Murray Europe Limited, a company organized under the laws of the United Kingdom, (6) EDGEN MURRAY II, L.P., a Delaware limited partnership (“Holdings”), (7) certain subsidiaries of Holdings as guarantors pursuant to the First Lien Term Loan Credit Agreement, and the Second Lien Term Loan Credit Agreement, (8) Holdings and certain subsidiaries of Holdings as guarantors pursuant to the Revolving Credit Agreement, (9) JPMORGAN CHASE BANK, N.A., in its capacity as U.S. collateral agent for the Revolving Credit Obligations, (10) JPMORGAN CHASE BANK, N.A., TORONTO BRANCH as Canadian collateral agent for the Revolving Credit Obligations, (11) J.P. MORGAN EUROPE LIMITED, as U.K. collateral agent for the Revolving Credit Obligations, (12) JPMORGAN CHASE BANK, N.A., in its capacity as U.S. administrative agent for the Revolving Credit Obligations, (13) JPMORGAN CHASE BANK, N.A., TORONTO BRANCH as Canadian administrative agent for the Revolving Credit Obligations, (14) J.P. MORGAN EUROPE LIMITED as U.K. administrative agent for the Revolving Credit Obligations, (15) LEHMAN COMMERCIAL PAPER INC., in its capacity as collateral agent for the First Lien Term Loan Obligations, (16) LEHMAN COMMERCIAL PAPER INC., in its capacity as administrative agent for the First Lien Term Loan Obligations, (17) LEHMAN COMMERCIAL PAPER INC., in its capacity as collateral agent for the Second Lien Term Loan Obligations, and (18) LEHMAN COMMERCIAL PAPER INC., in its capacity as administrative agent for the Second Lien Term Loan Obligations, and certain other persons which may be or become parties thereto or become bound thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control. The foregoing is only applicable to any Revolving Credit Primary Collateral as defined in the Intercreditor Agreement.”

(c)        Without limiting any obligation to obtain any consent required under Section 5.3(a), the Revolving Credit Collateral Agents and the Term Loan Collateral Agent shall each use commercially reasonable efforts to notify the other party of any written amendment or modification to any Revolving Credit Document or any Term Loan Document, as applicable, but the failure to do so shall not create a cause of action against the party failing to give such notice or create any claim or right on behalf of any third party. In connection with amendments or modifications permitted by Section 5.3, the Revolving Credit Collateral Agents and the Term Loan Collateral Agent, as applicable, shall, upon request of the other party, provide copies of all such modifications or amendments and copies of all other relevant documentation to the other Person.

5.4        Bailees for Perfection.

(a)        Each Revolving Credit Collateral Agent agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC (such Collateral being the “Pledged Collateral”) as collateral agent for the Revolving Credit Claimholders, and as bailee for the First Lien Term Loan Collateral Agent and the Second Lien Term Loan Collateral Agent (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC) and any assignee solely for the purpose of perfecting the security interest granted under the Revolving Credit Documents and the Term Loan Documents, as applicable, subject to the terms and conditions of this Section 5.4.

(b)        The Revolving Credit Collateral Agents shall have no obligation whatsoever to the Term Loan Collateral Agent or to any Term Loan Claimholder to ensure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.4. The duties or responsibilities of the Revolving Credit Collateral Agents under this Section 5.4 shall be limited solely to holding the Pledged Collateral as bailee in accordance with this Section 5.4 and delivering the Pledged Collateral upon a Discharge of Revolving Credit Obligations, as provided in paragraph (d) below, so that, subject to the terms of this Agreement, until a Discharge of Revolving Credit Obligations, the Revolving Credit Collateral Agents shall be entitled to deal with the Pledged Collateral or Collateral within its “control” in accordance with the terms of this Agreement and other Revolving Credit Documents (but only to the extent that such Collateral constitutes Revolving Credit Primary Collateral) as if the Liens (if any) of the Term Loan Collateral Agent did not exist.

(c)        The Revolving Credit Collateral Agent acting pursuant to this Section 5.4 shall not have by reason of the Revolving Credit Documents, this Agreement or any other document a fiduciary relationship with the Term Loan Collateral Agent or any Term Loan Claimholder with respect to such acts.

(d)        Upon the Discharge of Revolving Credit Obligations, the Revolving Credit Collateral Agents shall deliver the remaining Pledged Collateral (if any) together with any necessary endorsements, to the First Lien Term Loan Collateral Agent to the extent the First Lien Term Loan Obligations which are secured by such Pledged Collateral remain outstanding, and if no First Lien Term Loan Obligations are outstanding, to the Second Lien Term Loan Collateral Agent to the extent the Second Lien Term Loan Obligations which are secured by such Pledged Collateral remain outstanding (in each case, so as to allow such Person to obtain possession or control of such Pledged Collateral). Each of the Revolving Credit Collateral Agents further agrees to take all other action reasonably requested by the First Lien Term Loan Collateral Agent or the Second Lien Term Loan Collateral Agent (where applicable) in connection with the First Lien Term Loan Collateral Agent or the Second Lien Collateral Agent (where applicable) obtaining a first-priority interest in the Collateral or as a court of competent jurisdiction may otherwise direct.

5.5        When Discharge of Revolving Credit Obligations and Discharge of Term Loan Obligations Deemed to Not Have Occurred.    If concurrently with the Discharge of Revolving Credit Obligations or the Discharge of Term Loan Obligations, any Grantor thereafter enters into any Refinancing of any Revolving Credit Obligation or any Term Loan Obligation, as the case may be, which Refinancing is permitted by both the Term Loan Documents and the Revolving Credit Documents and this Agreement, then such Discharge of Revolving Credit Obligations or the Discharge of Term Loan Obligations, shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken as a result of the occurrence of such first Discharge of Revolving Credit Obligations or the Discharge of Term Loan Obligations) and, from and after the date on which the New Debt Notice (as defined below) is delivered to the Term Loan Collateral Agent or the Revolving Credit Collateral Agents, as appropriate, in accordance with the next sentence, the obligations under such Refinancing shall automatically be treated as Revolving Credit Obligations or Term Loan Obligations, as the case may be, for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the Revolving Credit Collateral Agents or Term Loan

Collateral Agent, as the case may be, under such new Revolving Credit Documents or new Term Loan Documents shall be the Revolving Credit Collateral Agents or the Term Loan Collateral Agent for all purposes of this Agreement. Upon receipt of a notice (the “New Debt Notice”) stating that any Grantor has entered into new Revolving Credit Documents or new Term Loan Documents (which notice shall include a complete copy of the relevant new documents and provide the identity of the new agent for such facility, such agent, the “New Agent”), the Revolving Credit Collateral Agents or the Term Loan Collateral Agent, as the case may be, shall promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as such Grantor or such New Agent shall reasonably request in order to provide to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (b) deliver, to the extent contemplated by this Agreement, to the New Agent any Pledged Collateral that is Revolving Credit Primary Collateral, in the case of a New Agent that is the agent under any new Revolving Credit Documents) held by it together with any necessary endorsements (or otherwise allow the New Agent to obtain control of such Pledged Collateral). The New Agent shall agree in a writing addressed to the Revolving Credit Collateral Agents and the Revolving Credit Claimholders or the Term Loan Collateral Agent and the Term Loan Claimholders, as the case may be, to be bound by the terms of this Agreement. If the Revolving Credit Obligations under the new Revolving Credit Documents are secured by assets of the Grantors constituting Revolving Credit Primary Collateral that do not also secure the Term Loan Obligations, then the Term Loan Obligations shall be secured at such time by a second priority Lien on such assets to the same extent provided in the Revolving Credit Collateral Documents, the Term Loan Collateral Documents and this Agreement.

SECTION 6.  Insolvency or Liquidation Proceedings.

6.1        Finance and Sale Issues.

(a)        Until the Discharge of Revolving Credit Obligations has occurred, if any Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Revolving Credit Collateral Agents shall agree to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code) other than the identifiable cash proceeds of any Term Loan Collateral, on which a Lien has been granted to the Revolving Credit Collateral Agents pursuant to the Revolving Credit Documents or to permit any Grantor to obtain financing, whether from the Revolving Credit Claimholders or any other Person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (“DIP Financing”), then the Term Loan Collateral Agent, on behalf of itself and the Term Loan Claimholders, agrees that it will raise no objection to or contest such Cash Collateral use or DIP Financing so long as such Cash Collateral use or DIP Financing meet the following requirements: (i) the aggregate principal amount of the DIP Financing plus the aggregate outstanding principal amount of Revolving Credit Obligations plus the aggregate face amount of any letters of credit issued and not reimbursed under the Revolving Credit Agreement does not exceed the sum of the Revolving Credit Cap Amount and the DIP Financing Cap Amount, (ii) the Term Loan Collateral Agent and the Term Loan Claimholders retain the right to object to any ancillary agreements or arrangements regarding the Cash Collateral use or the DIP Financing that are materially prejudicial to their interests in the Term Loan Collateral (other than any Real Estate Assets upon which such Lien has not been perfected), (iii) the terms of the DIP Financing (A) do not compel the applicable Grantor to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the DIP Financing documentation or a related document and (B) do not expressly require the liquidation of the Collateral prior to a default under the DIP Financing documentation or Cash Collateral order, and (iv) any Lien on the Term Loan Collateral to secure such DIP Financing is subordinate to the Lien of the Term Loan Collateral Agent with respect thereto. To the extent the Liens securing the

Revolving Credit Obligations are subordinated to or pari passu with such DIP Financing which meets the requirements of clauses (i) through (iv) above, the Term Loan Collateral Agent will subordinate its Liens in the Revolving Credit Primary Collateral to the Liens securing such DIP Financing (and all Obligations relating thereto) and to any “Carve Out” from the Liens securing such DIP Financing for the benefit of professionals entitled to compensation from any Grantor’s estate provided for in connection with such DIP Financing, and will not request adequate protection or any other relief in connection therewith (except, as expressly agreed by the Revolving Credit Collateral Agents or to the extent permitted by Section 6.3).

(b)        Until the Discharge of Term Loan Obligations has occurred, if any Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Term Loan Collateral Agent shall agree to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code) other than the identifiable cash proceeds of any Term Loan Collateral, on which a Lien has been granted to the Term Loan Collateral Agent pursuant to the Term Loan Documents or to permit any Grantor to obtain DIP Financing, then each Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders, agrees that it will raise no objection to or contest such Cash Collateral use or DIP Financing so long as such Cash Collateral use or DIP Financing meet the following requirements: (i) the Revolving Credit Collateral Agents and the Revolving Credit Claimholders retain the right to object to any ancillary agreements or arrangements regarding the Cash Collateral use or the DIP Financing that are materially prejudicial to their interests in the Revolving Credit Primary Collateral, (ii) the terms of the DIP Financing (A) do not compel the applicable Grantor to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the DIP Financing documentation or a related document and (B) do not expressly require the liquidation of the Collateral prior to a default under the DIP Financing documentation or Cash Collateral order, and (iii) any Lien on the Revolving Credit Primary Collateral to secure such DIP Financing is subordinate to the Lien of the Revolving Credit Collateral Agents with respect thereto. To the extent the Liens securing the Term Loan Obligations are subordinated to or pari passu with such DIP Financing which meets the requirements of clauses (i) through (iii) above, each Revolving Credit Collateral Agent will subordinate its Liens in the Term Loan Collateral to the Liens securing such DIP Financing (and all Obligations relating thereto) and will not request adequate protection or any other relief in connection therewith (except, as expressly agreed by the Term Loan Collateral Agent or to the extent permitted by Section 6.3).

(c)        Until the Discharge of Revolving Credit Obligations has occurred, if any Grantor shall be subject to any Insolvency or Liquidation Proceeding and any Revolving Credit Collateral Agent shall, acting in accordance with the Revolving Credit Agreement, agree to permit a sale of the Revolving Credit Primary Collateral free and clear of Liens or other claims, under Section 363 of the Bankruptcy Code or otherwise, then each Term Loan Claimholder agrees that it will not raise any objection to or contest such sale or request adequate protection or any other relief in connection therewith (it being understood that the Term Loan Claimholders still, but subject to this Agreement, have rights with respect to the proceeds of such Collateral).

(d)        Until the Discharge of Term Loan Obligations has occurred, if any Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Term Loan Collateral Agent shall, acting in accordance with the Term Loan Documents, agree to permit a sale of the Term Loan Collateral free and clear of Liens or other claims, under Section 363 of the Bankruptcy Code or otherwise, then each Revolving Credit Claimholder agrees that it will not raise any objection to or contest such sale or request adequate protection or any other relief in connection therewith (it being understood that the Revolving Credit Claimholders still, but subject to this Agreement, have rights with respect to the proceeds of such Collateral).

6.2        Relief from the Automatic Stay.

(a)        Until the Discharge of Revolving Credit Obligations has occurred, the Term Loan Collateral Agent, on behalf of itself and the Term Loan Claimholders, agrees that none of them shall seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Revolving Credit Primary Collateral, without the prior written consent of the Revolving Credit Collateral Agents.

(b)        Until the Discharge of Term Loan Obligations has occurred, each Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders, agrees that none of them shall seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Term Loan Collateral (other than to the extent such relief is required to exercise its rights under Section 3.2 or Section 3.3), without the prior written consent of the Term Loan Collateral Agent.

6.3        Adequate Protection.

(a)        The Term Loan Collateral Agent, on behalf of itself and the Term Loan Claimholders, agrees that none of them shall contest (or support any other Person contesting):

(1)        any request by any Revolving Credit Collateral Agent or the Revolving Credit Claimholders for adequate protection with respect to the Revolving Credit Primary Collateral; provided that (A) such adequate protection claim shall not seek the creation of any Lien over additional assets or property of any Grantor other than with respect to assets or property that constitute Revolving Credit Primary Collateral and (B) if such additional assets or property shall also constitute Term Loan Collateral, (i) a Lien shall have been created in favor of the Term Loan Claimholders in respect of such Collateral and (ii) the Lien in favor of the Revolving Credit Claimholders shall be subordinated to the extent set forth in this Agreement; or

(2)        any objection by any Revolving Credit Collateral Agent or the Revolving Credit Claimholders to any motion, relief, action or proceeding based on such Revolving Credit Collateral Agent or the Revolving Credit Claimholders claiming a lack of adequate protection with respect to the Revolving Credit Primary Collateral.

(b)        Each Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders, agrees that none of them shall contest (or support any other Person contesting):

(1)        any request by either the First Lien Term Loan Collateral Agent or the Second Lien Term Loan Collateral Agent or any Term Loan Claimholders for adequate protection with respect to the Term Loan Collateral; provided that (A) such adequate protection claim shall not seek the creation of any Lien over additional assets or property of any Grantor other than with respect to assets or property that constitute Term Loan Collateral and (B) if such additional assets or property shall also constitute Revolving Credit Primary Collateral, (i) a Lien shall have been created in favor of the Revolving Credit Claimholders in respect of such Collateral and (ii) the Lien in favor of the Term Loan Claimholders shall be subordinated to the extent set forth in this Agreement; or

(2)        any objection by either the First Lien Term Loan Collateral Agent or the Second Lien Term Loan Collateral Agent or any Term Loan Claimholders to any

motion, relief, action or proceeding based on the Term Loan Collateral Agent or the Term Loan Claimholders claiming a lack of adequate protection with respect to the Term Loan Collateral.

(c)        Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency or Liquidation Proceeding:

(1)        if the Revolving Credit Claimholders (or any subset thereof) are granted, or in the event the Revolving Credit Collateral Agents, on behalf of themselves or any of the Revolving Credit Claimholders, seeks or requests adequate protection with respect to the Revolving Credit Primary Collateral in the form of additional collateral (even if such collateral is not of a type which would otherwise have constituted Revolving Credit Primary Collateral) in connection with any Cash Collateral use or DIP Financing, then, in either case, the Term Loan Collateral Agent, on behalf of itself or any of the Term Loan Claimholders, may seek or request adequate protection with respect to its interests in such additional collateral in the form of a Lien on the same additional collateral, which Lien will be subordinated (except to the extent that the Term Loan Collateral Agent already had a Lien on such Collateral (in which case the priorities established by Section 2.1 shall apply)) to the Liens securing the Revolving Credit Obligations and such Cash Collateral use or DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens of the Term Loan Collateral Agent on Revolving Credit Primary Collateral; and

(2)        if the Term Loan Claimholders (or any subset thereof) are granted, or in the event the Term Loan Collateral Agent, on behalf of itself or any of the Term Loan Claimholders, seeks or requests adequate protection with respect to the Term Loan Collateral in the form of additional collateral (even if such collateral is not of a type which would otherwise have constituted Term Loan Collateral) in connection with any Cash Collateral use or DIP Financing, then, in either case, any Revolving Credit Collateral Agent, on behalf of itself or any of the Revolving Credit Claimholders, may seek or request adequate protection with respect to its interests in such additional collateral in the form of a Lien on the same additional collateral, which Lien will be subordinated (except to the extent that the Revolving Credit Collateral Agents already had a Lien on such Collateral (in which case the priorities established by Section 2.1 shall apply)) to the Liens securing the Term Loan Obligations and such Cash Collateral use or DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens of the Revolving Credit Collateral Agents on Term Loan Collateral.

(d)        Except as otherwise expressly set forth in this Section or in Section 6.1 or in connection with the exercise of remedies with respect to the Collateral, nothing herein shall limit the rights of (i) the Term Loan Collateral Agent or the Term Loan Claimholders from seeking adequate protection with respect to their rights in the Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise) and (ii) the Revolving Credit Collateral Agents or the Revolving Credit Claimholders from seeking adequate protection with respect to their rights in the Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise).

6.4        Avoidance Issues.    If any Revolving Credit Claimholder or Term Loan Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of any Grantor any amount paid in respect of Revolving Credit Obligations or the Term Loan Obligations, as the case may be (a “Recovery”), then such Revolving

Credit Claimholders or Term Loan Claimholders shall be entitled to a reinstatement of Revolving Credit Obligations or Term Loan Obligations, as the case may be, with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

6.5        Reorganization Securities.    Notwithstanding anything to the contrary in this Agreement, if, in any Insolvency or Liquidation Proceeding, (i) the Revolving Credit Claimholders or the Term Loan Claimholders (the “Applicable Junior Lien Claimholders”) receive pursuant to a plan of reorganization or similar dispositive restructuring plan a distribution of debt obligations (“Junior Lien Reorganization Securities”) in whole or in part on account of their junior Liens on the Term Loan Collateral or the Revolving Credit Primary Collateral, as the case may be (such Collateral as to which the applicable Claimholders have a junior Lien, the “Applicable Junior Collateral”) that are secured by Liens on such Applicable Junior Collateral, and (ii) the other Claimholders (the “Applicable Senior Lien Claimholders”) receive pursuant to such plan of reorganization or similar dispositive restructuring plan a distribution of debt obligations (“Senior Lien Reorganization Securities”) in whole or in part on account of their Revolving Credit Obligations or Term Loan Obligations, as the case may be, that are secured by Liens on such Applicable Junior Collateral, then (i) the Applicable Junior Lien Claimholders shall be entitled to retain their Junior Lien Reorganization Securities and shall not be obligated to turnover same to any or all of the Applicable Senior Lien Claimholders, and (ii) to the extent the Junior Lien Reorganization Securities and the Senior Lien Reorganization Securities are secured by Liens upon the same Applicable Junior Collateral, the provisions of this Agreement will survive the distribution of such Junior Lien Reorganization Securities and Senior Lien Reorganization Securities and will apply with like effect to the Junior Lien Reorganization Securities and Senior Lien Reorganization Securities, to such Liens securing such Junior Lien Reorganization Securities and Senior Lien Reorganization Securities and to the distribution of proceeds of such Applicable Junior Collateral.

6.6        Post-Petition Interest.

(a)        Neither the Term Loan Collateral Agent nor any Term Loan Claimholder shall oppose or seek to challenge any claim by any Revolving Credit Collateral Agent or any Revolving Credit Claimholder for allowance in any Insolvency or Liquidation Proceeding of Revolving Credit Obligations consisting of Post-Petition Interest to the extent of the value of the Lien securing any Revolving Credit Claimholder’s claim, without regard to the existence of the Lien of the Term Loan Collateral Agent on behalf of the Term Loan Claimholders on the Revolving Credit Primary Collateral.

(b)        Neither any Revolving Credit Collateral Agent nor any Revolving Credit Claimholder shall oppose or seek to challenge any claim by the Term Loan Collateral Agent or any Term Loan Claimholder for allowance in any Insolvency or Liquidation Proceeding of Term Loan Obligations consisting of Post-Petition Interest to the extent of the value of the Lien securing any Term Loan Claimholder’s claim, without regard to the existence of the Lien of the Revolving Credit Collateral Agents on behalf of the Revolving Credit Claimholders on the Term Loan Collateral.

6.7        Separate Grants of Security and Separate Classification.    Each of the Revolving Credit Collateral Agents, Revolving Credit Claimholders, Term Loan Collateral Agent and Term Loan Claimholders acknowledges and agrees that (a) the grants of Liens pursuant to the Revolving Credit Collateral Documents and the Term Loan Collateral Documents constitute two separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Collateral, the Revolving Credit Obligations and the Term Loan Obligations are fundamentally different from one another and must be separately classified in any plan of reorganization proposed or adopted in any Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the Revolving Credit Claimholders and the Term Loan Claimholders in respect of the Revolving Credit Primary Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Revolving Credit Claimholders shall be entitled to receive, in addition to amounts distributed to them from, or in respect of, the Revolving Credit Primary Collateral with respect to principal, pre-petition interest and other claims, all amounts owing with respect to post-petition interest, fees, costs, and other charges, irrespective of whether a claim for such amounts is allowed or allowable in any such Insolvency or Liquidation Proceeding, before any distribution from, or in respect of, any such Revolving Credit Primary Collateral is made in respect of the claims held by the Term Loan Claimholders, with the Term Loan Claimholders hereby acknowledging and agreeing to turn over to the Revolving Credit Claimholders amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Term Loan Claimholders.

6.8        Waiver.    Each Agent, for itself and on behalf of the Claimholders, waives any claim it may hereafter have against any other Claimholder arising out of the election of such Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or out of any cash collateral or financing arrangement or out of any grant of a security interest in connection with the Collateral in any Insolvency or Liquidation Proceeding.

SECTION 7.  Reliance; Waivers; Etc.

7.1        Reliance.    Other than any reliance on the terms of this Agreement, each Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders under its Revolving Credit Documents, acknowledges that it and such Revolving Credit Claimholders have, independently and without reliance on the Term Loan Collateral Agent or any Term Loan Claimholders, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into such Revolving Credit Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Revolving Credit Documents or this Agreement. The Term Loan Collateral Agent, on behalf of itself and the Term Loan Claimholders under its Term Loan Documents, acknowledges that it and the Term Loan Claimholders have, independently and without reliance on the Revolving Credit Collateral Agents or any Revolving Credit Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into such Term Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Term Loan Documents or this Agreement.

7.2        No Warranties or Liability.    Each Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders under the Revolving Credit Documents, acknowledges and agrees that each of the Term Loan Collateral Agent and the Term Loan Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Term Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided in this Agreement, the Term Loan Collateral Agent and the Term Loan Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Term Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Term Loan Collateral Agent, on behalf of itself and the Term Loan Claimholders, acknowledges and agrees that each of the Revolving Credit Collateral Agents and the Revolving Credit Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Revolving Credit Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided in this Agreement, the Revolving Credit Collateral Agents and the Revolving Credit Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Revolving Credit Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Term Loan Collateral Agent and the Term Loan Claimholders shall have no duty to the Revolving Credit Collateral Agents or any of the Revolving Credit Claimholders, and the Revolving Credit Collateral Agents and the Revolving Credit Claimholders shall have no duty to the Term Loan Collateral Agent or any of the Term Loan Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Grantor (including the Revolving Credit Documents and the Term Loan Documents), regardless of any knowledge thereof which they may have or be charged with.

7.3        No Waiver of Lien Priorities.

(a)        No right of the Revolving Credit Collateral Agents, the Revolving Credit Claimholders, the Term Loan Collateral Agent or the Term Loan Claimholders to enforce any provision of this Agreement, any Revolving Credit Document or any Term Loan Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by any Agent, any Revolving Credit Claimholder or any Term Loan Claimholders, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Revolving Credit Documents or any of the Term Loan Documents, regardless of any knowledge thereof which the Revolving Credit Collateral Agents, the Term Loan Collateral Agent, the Revolving Credit Claimholders or the Term Loan Claimholders, or any of them, may have or be otherwise charged with.

(b)        Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Grantors under the Revolving Credit Documents and the Term Loan Documents and subject to the provisions of Section 5.3(a)), the Revolving Credit Collateral Agents, the Revolving Credit Claimholders, the Term Loan Collateral Agent and the Term Loan Claimholders may, at any time and from time to time in accordance with the Revolving Credit Documents and the Term Loan Documents and/or applicable law, without the consent of, or notice to, the other Agent or the Revolving Credit Claimholders or the Term Loan Claimholders (as the case may be), without incurring any liabilities to such Persons and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy is affected, impaired or extinguished thereby) do any one or more of the following:

(1)        change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Obligations or any Lien or guaranty thereof or any liability of any Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by any Revolving Credit Collateral Agent or the Term Loan Collateral Agent or any rights or remedies under any of the Revolving Credit Documents or the Term Loan Documents; provided that any such increase in the Revolving Credit Obligations shall not (subject to the provisions of Section 6.1) increase the sum of the Loans (as defined in the Revolving Credit Agreement) constituting principal under the Revolving Credit Agreement and the face amount of any letters of credit issued under the Revolving Credit Agreement and not reimbursed to an amount in excess of the Revolving Credit Cap Amount;

(2)        sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral (except to the extent provided in this Agreement) or any liability of any Grantor or any liability incurred directly or indirectly in respect thereof;

(3)        settle or compromise any Obligation or any other liability of any Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability in any manner or order that is not inconsistent with the terms of this Agreement; and

(4)        exercise or delay in or refrain from exercising any right or remedy against any Grantor or any security or any other Grantor or any other Person, elect any remedy and otherwise deal freely with any Grantor.

(c)        Except as otherwise provided herein, the Term Loan Collateral Agent, on behalf of itself and the Term Loan Claimholders, agrees that the Revolving Credit Claimholders and the Revolving Credit Collateral Agents shall have no liability to the Term Loan Collateral Agent or any Term Loan Claimholder, and the Term Loan Collateral Agent, on behalf of itself and the Term Loan Lenders, hereby waives any claim against any Revolving Credit Claimholder or the Revolving Credit Collateral Agents, arising out of any and all actions which the Revolving Credit Claimholders or the Revolving Credit Collateral Agents may take or permit or omit to take with respect to:

(1)        the Revolving Credit Documents;

(2)        the collection of the Revolving Credit Obligations; or

(3)        the foreclosure upon, or sale, liquidation or other disposition of, any Revolving Credit Primary Collateral. The Term Loan Collateral Agent, on behalf of itself and the Term Loan Claimholders, agrees that the Revolving Credit Claimholders and the Revolving Credit Collateral Agents have no duty to them in respect of the maintenance or preservation of the Revolving Credit Primary Collateral, the Revolving Credit Obligations or otherwise.

(d)        Until the Discharge of Revolving Credit Obligations, the Term Loan Collateral Agent, on behalf of itself and the Term Loan Claimholders, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Revolving Credit Primary Collateral or any other similar rights a junior secured creditor may have under applicable law with respect to the Revolving Credit Primary Collateral.

7.4        Obligations Unconditional. All rights, interests, agreements and obligations of the Revolving Credit Collateral Agents and the Revolving Credit Claimholders and

the Term Loan Collateral Agent and the Term Loan Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a)        any lack of validity or enforceability of any Revolving Credit Documents or any Term Loan Documents;

(b)        except as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the Revolving Credit Obligations or Term Loan Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Revolving Credit Document or any Term Loan Document;

(c)        except as otherwise expressly set forth in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Revolving Credit Obligations or Term Loan Obligations or any guaranty thereof;

(d)        the commencement of any Insolvency or Liquidation Proceeding in respect of any Grantor; or

(e)        any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of any Revolving Credit Collateral Agent, the Revolving Credit Obligations, any Revolving Credit Claimholder, the Term Loan Collateral Agent, the Term Loan Obligations or any Term Loan Claimholder in respect of this Agreement.

SECTION 8.  Miscellaneous.

8.1        Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any Revolving Credit Document or any Term Loan Document, the provisions of this Agreement shall govern and control.

8.2        Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of lien subordination and the Revolving Credit Collateral Agents, the Revolving Credit Claimholders and the Term Loan Collateral Agent and the Term Loan Claimholders may continue, at any time and without notice to any Agent or any other Person, to extend credit and other financial accommodations and lend monies to or for the benefit of any Grantor in reliance hereon. Each of the Revolving Credit Collateral Agents, on behalf of itself and the Revolving Credit Claimholders, and the Term Loan Collateral Agent, on behalf of itself and the Term Loan Claimholders, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to any Grantor shall include such Grantor as debtor and debtor-in-possession and any receiver or trustee for any Grantor (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect:

(a)        with respect to the Revolving Credit Collateral Agents, the Revolving Credit Claimholders and the Revolving Credit Obligations, on the date of the Discharge of

Revolving Credit Obligations, subject to the rights of the Revolving Credit Collateral Agents and the Revolving Credit Claimholders under Section 6.4; and

(b)        with respect to the Term Loan Collateral Agent, the Term Loan Claimholders and the Term Loan Obligations, on the date of the Discharge of Term Loan Obligations, subject to the rights of the Term Loan Collateral Agent and the Term Loan Claimholders under Section 6.4.

8.3        Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement shall be deemed to be made unless the same shall be in writing signed on behalf of the Revolving Credit Collateral Agents and the Term Loan Collateral Agent or their respective authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, no Grantor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights are directly affected (which includes, but is not limited to any amendment to the Grantors’ ability to cause additional obligations to constitute Revolving Credit Obligations or Term Loan Obligations as the Grantors may designate or in connection with Section 5.3). Notwithstanding the foregoing, it is understood and agreed that if required by the Revolving Credit Documents and the Term Loan Documents the Borrowers shall cause additional Affiliates to execute counterparts of this Agreement acknowledging and agreeing to the terms hereof and thereafter will be treated as a Borrower or Subsidiary Guarantor hereunder, as appropriate (it being understood and agreed that Edgen Murray Pte, Ltd. will be added as a Borrower hereunder).

8.4        Information Concerning Financial Condition of the Grantors and their Subsidiaries. The Revolving Credit Collateral Agents and the Revolving Credit Claimholders, on the one hand, and the Term Loan Collateral Agent and the Term Loan Claimholders, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Grantors and their Subsidiaries and all endorsers and/or guarantors of the Revolving Credit Obligations or the Term Loan Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Revolving Credit Obligations or the Term Loan Obligations. Neither the Revolving Credit Collateral Agents and the Revolving Credit Claimholders, on the one hand, nor the Term Loan Collateral Agent and the Term Loan Claimholders, on the other hand, shall have any duty to advise the other of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that either any Revolving Credit Collateral Agent or any of the Revolving Credit Claimholders, on the one hand, or the Term Loan Collateral Agent and the Term Loan Claimholders, on the other hand, undertakes at any time or from time to time to provide any such information to any of the others, it or they shall be under no obligation:

(a)        to make, and shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;

(b)        to provide any additional information or to provide any such information on any subsequent occasion;

(c)        to undertake any investigation; or

(d)        to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.5        Subrogation.    Each Agent, for itself and on behalf of the Claimholders for whom it acts as Agent, hereby agrees not to assert or to enforce any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Revolving Credit Obligations or the Discharge of Term Loan Obligations, as applicable, has occurred with respect to the other Claimholders.

8.6        SUBMISSION TO JURISDICTION; WAIVERS.

(a)        EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING HERETO, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR ANY OTHER REVOLVING CREDIT DOCUMENT OR TERM LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE REVOLVING CREDIT COLLATERAL AGENTS OR THE TERM LOAN COLLATERAL AGENT OR ANY REVOLVING CREDIT CLAIMHOLDER OR TERM LOAN CLAIMHOLDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER REVOLVING CREDIT DOCUMENT OR TERM LOAN DOCUMENT AGAINST ANY GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(b)        EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER REVOLVING CREDIT DOCUMENT OR TERM LOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 8.6(a). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(c)        EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER REVOLVING CREDIT

DOCUMENT OR TERM LOAN DOCUMENT, IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN TELECOPIER) IN SECTION 8.7. NOTHING IN THIS AGREEMENT OR ANY OTHER REVOLVING CREDIT DOCUMENT OR TERM LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE REQUIREMENTS OF LAW.

(d)        EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER REVOLVING CREDIT DOCUMENT OR TERM LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

8.7        Notices.    All notices to the Revolving Credit Claimholders and the Term Loan Claimholders permitted or required under this Agreement shall also be sent to the Revolving Credit Collateral Agents and the Term Loan Collateral Agent, respectively. Unless otherwise specifically provided herein, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnights courier service, mailed by certified or registered mail or sent by telecopier. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on Annex I attached hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties in accordance with this Section 8.7.

8.8        Further Assurances.    The Revolving Credit Collateral Agents, the Term Loan Collateral Agent, the Revolving Credit Claimholders, the Term Loan Claimholders and the Grantors, each agree that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as any Revolving Credit Collateral Agent or the Term Loan Collateral Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement. Without limiting the generality of the foregoing, all such Persons agree upon request by any Revolving Credit Collateral Agent or the Term Loan Collateral Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the Revolving Credit Collateral or Term Loan Collateral, as applicable, and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the Revolving Credit Documents and the Term Loan Documents.

8.9        APPLICABLE LAW.    THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF

LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

8.10        Binding Effect on Successors and Assigns and on Claimholders.    This Agreement shall be binding upon the Revolving Credit Collateral Agents, the Revolving Credit Claimholders, the Term Loan Collateral Agent, the Term Loan Claimholders and their respective successors and assigns. The Term Loan Collateral Agent represents that it has not agreed to any modification of the provisions in the Term Loan Documents authorizing it to execute this Agreement and bind the Term Loan Claimholders, and each Revolving Credit Collateral Agent represents that it has not agreed to any modification of the provisions in the Revolving Credit Documents authorizing it to execute this Agreement and bind the Revolving Credit Claimholders. Notwithstanding any implication to the contrary in any provision in any other section of the Agreement, neither the Term Loan Collateral Agent nor any Revolving Credit Collateral Agent makes any representation regarding the validity or binding effect of the Term Loan Documents or the Revolving Credit Documents, respectively.

8.11        Specific Performance.    Each of the Revolving Credit Collateral Agents and the Term Loan Collateral Agent may demand specific performance of this Agreement. Each Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders, and the Term Loan Collateral Agent, on behalf of itself and the Term Loan Claimholders, each hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by any Revolving Credit Collateral Agent or the Revolving Credit Claimholders or the Term Loan Collateral Agent or the Term Loan Claimholders, as the case may be.

8.12        Headings.    Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

8.13        Counterparts.    This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

8.14        Authorization.    By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

8.15        No Third Party Beneficiaries.    This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the Revolving Credit Collateral Agents, the Term Loan Collateral Agent, the Revolving Credit Claimholders and the Term Loan Claimholders. Nothing in this Agreement shall impair, as between the Grantors and the Revolving Credit Collateral Agents and the Revolving Credit Claimholders, or as between the Grantors and the Term Loan Collateral Agent and the Term Loan Claimholders, the obligations of the Grantors to pay principal, interest, fees and other amounts as provided in the Revolving Credit Documents and the Term Loan Documents, respectively.

8.16        Provisions Solely to Define Relative Rights.    The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Revolving Credit Collateral Agents and the Revolving Credit Claimholders on the one hand and the Term Loan Collateral Agent and the Term Loan Claimholders on the other hand. None of the Grantors or any other creditor thereof shall have any rights hereunder, and no Grantor may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the Revolving Credit Obligations and the Term Loan Obligations as and when the same shall become due and payable in accordance with their terms.

8.17        Acknowledgement and Agreement.    Notwithstanding any of the foregoing to the contrary, the parties hereby acknowledge and agree, that the Obligations of Edgen Murray Europe Limited and Pipe Acquisition Limited shall not be incurred until (i) the Whitewash Procedures (as defined in the First Lien Term Loan Credit Agreement) and the UK Whitewash Procedures (as defined in the Revolving Credit Agreement) have been completed and (ii) the requirements of Section 6.15 of the First Lien Term Loan Credit Agreement and Section 5.15 of the Revolving Credit Agreement have been complied with.

8.18        Perpetuity Period.    The perpetuity period for the trusts in this Agreement is 80 years.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.

JPMORGAN CHASE BANK, N.A., as U.S. Revolving Collateral Agent and U.S. Revolving Administrative Agent

By:	/s/ Timothy J. Whitefoot
Name:
Title:

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as Canadian Revolving Collateral Agent and Canadian Revolving Administrative Agent

By:	/s/ Steve Voigt
Name: Steve Voigt
Title: Senior Vice President

J.P. MORGAN EUROPE LIMITED, as U.K. Revolving Collateral Agent and U.K. Revolving Administrative Agent

By:	/s/ Tim Jacob
Name: Tim Jacob
Title: Senior Vice President

LEHMAN COMMERCIAL PAPER INC., as First Lien Term Loan Collateral Agent and First Lien Term Loan Administrative Agent

By:	/s/ Laurie Perper
Name:
Title:

LEHMAN COMMERCIAL PAPER INC., as Second Lien Term Loan Collateral Agent and Second Lien Term Loan Administrative Agent

By:	/s/ Laurie Perper
Name:
Title:

Acknowledged and Agreed to by:

EDGEN MERGER CO., as U.S. Term Borrower, First Lien Term Guarantor and Revolving Guarantor

By:	/s/ David L. Laxton, III
Name: David L. Laxton, III
Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary

EDGEN MURRAY CAYMAN CORPORATION, as Cayman Term Borrower and Revolving Guarantor

By:	/s/ David L. Laxton, III
Name: David L. Laxton, III
Title: Executive Vice President and Treasurer

EDGEN MURRAY CANADA INC., as Canadian Revolving Borrower, First Lien Term Loan Guarantor and Revolving Guarantor

By:	/s/ David L. Laxton, III
Name: David L. Laxton, III
Title: Secretary and Treasurer

EDGEN MURRAY EUROPE LIMITED, as U.K. Revolving Borrower, First Lien Term Loan Guarantor and Revolving Guarantor

By:	/s/ R.N. Lee
Name: R.N. Lee
Title: Director

The undersigned hereby confirms that, as a result of the merger with Edgen Merger Co., it hereby assumes all of the rights and obligations of Edgen Merger Co. under this Agreement (in furtherance of, and not in lieu of, any assumption or deemed assumption by operation of law) and hereby agrees to be joined to this Agreement as a US Borrower hereunder.

EDGEN MURRAY CORPORATION, as U.S. Borrower, First Lien Term Loan Guarantor and Revolving Guarantor

By:	/s/ David L. Laxton, III
Name: David L. Laxton, III
Title: Executive Vice President, Chief Financial Officer, and Secretary

EDGEN MURRAY II, L.P., as First Lien Term Loan Guarantor, Second Lien Term Loan Guarantor and Revolving Guarantor

By:	/s/ David L. Laxton, III
Name: David L. Laxton, III
Title: Executive Vice President, Chief Financial Officer, and Secretary

EDGEN MURRAY LLC, as First Lien Term Loan Guarantor, Second Lien Term Loan Guarantor and Revolving Guarantor

By:	/s/ David L. Laxton, III
Name: David L. Laxton, III
Title: Executive Vice President, Chief Financial Officer, and Secretary

PIPE ACQUISITION LTD, as First Lien Term Loan Guarantor and Revolving Guarantor

By:	/s/ David L. Laxton, III
Name: David L. Laxton, III
Title:

ANNEX I

Notice Information

U.S. Revolving Collateral Agent
JPMorgan Chase Bank, N.A.
2200 Ross Avenue, 6th Floor Mail Code # TX1-2921 Dallas, Texas 75201
Attention: Timothy J. Whitefoot
Telecopy: (214) 965-4731

Canadian Revolving Collateral Agent
JPMorgan Chase Bank, N.A., Toronto Branch
200 Bay Street, Suite 1800 Royal Blank Plaza, South Tower Toronto, Ontario, M5J 2J2
Attention: Loan and Agency
Telecopy: (416) 981-9235

U.K. Revolving Collateral Agent
J.P. Morgan Europe Limited
125 London Wall London, EC2Y 5AG
Attention: Loan and Agency Group
Telecopy: 011-44-22-7777-2360

Term Loan Collateral Agent
Lehman Commercial Paper Inc.
745 Seventh Avenue New York, New York 10019
Attention: Maria Lund
Telecopy: (646) 834-4991
Telephone: (212) 526-1456

Loan Parties
EDGEN MERGER CO.
c/o Edgen Murray Corporation
18444 Highland Road Baton Rouge, Louisiana 70809
Attention: David L. Laxton, III
Telecopy: (225) 756-7953
Telephone: (225) 756-7223

with a copy to

Dechert LLP
Cira Centre
2929 Arch Street Philadelphia, Pennsylvania 19104
Attention: Sarah B. Gelb
Telecopy: (215) 994-2222
Telephone: (215) 994-4000

EDGEN MURRAY CAYMAN CORPORATION
Zephyr House
122 Mary Street Georgetown Grand Cayman KY1-1107 Cayman Islands
Telecopy: (345) 949-8460
Telephone: (345) 949-4544

with a copy to:

Dechert LLP
Cira Centre
2929 Arch Street Philadelphia, Pennsylvania 19104
Attention: Sarah B. Gelb
Telecopy: (215) 994-2222
Telephone: (215) 994-4000

EDGEN MURRAY CANADA INC.
c/o Edgen Murray Corporation 18444 Highland Road Baton Rouge, Louisiana 70809
Attention: David L. Laxton, III
Telecopy: (225) 756-7953
Telephone: (225) 756-7223

with a copy to

Dechert LLP
Cira Centre
2929 Arch Street Philadelphia, Pennsylvania 19104
Attention: Sarah B. Gelb
Telecopy: (215) 994-2222
Telephone: (215) 994-4000

EDGEN MURRAY EUROPE LIMITED
c/o Edgen Murray Corporation
18444 Highland Road Baton Rouge, Louisiana 70809
Attention: David L. Laxton, III
Telecopy: (225) 756-7953
Telephone: (225) 756-7223

with a copy to

Dechert LLP
Cira Centre
2929 Arch Street Philadelphia, Pennsylvania 19104
Attention: Sarah B. Gelb
Telecopy: (215) 994-2222
Telephone: (215) 994-4000